UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 7, 2013
 Date of Report (Date of earliest event reported)

IPG PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33155 (Commission File No.)	04-3444218 (IRS Employer Identification No.)

50 Old Webster Road
Oxford, Massachusetts 01540
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (508) 373-1100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of
Certain Officers.

On October 7, 2013, the Compensation Committee of the Board of Directors of IPG Photonics Corporation (the “Registrant” or the “Company”) approved new employment agreements with the Chief Executive Officer, Dr. Valentin P. Gapontsev, and the other Named Executive Officers of the Registrant as of December 31, 2012. The other Named Executive Officers are Dr. Eugene Scherbakov, Timothy P.V. Mammen, Angelo P. Lopresti and Dr. Alexander Ovtchinnikov. Each of the Named Executive Officers has signed the new agreements with the Registrant, which supersede the agreements which were to expire on December 31, 2013. In addition to extending the expiration dates of the agreements, the Compensation Committee approved several severance provisions based upon its review of the severance benefits that the Company’s peers provide.
The new employment agreements do not change the annual base salaries currently in effect for the Named Executive Officers. The new employment agreements expire on December 31, 2015, except for the employment agreement with Dr. Valentin Gapontsev, the Registrant’s Chief Executive Officer, which expires on December 31, 2016. Upon their future expirations, the new employment agreements renew for terms of one year, unless the Registrant or a Named Executive Officer provides written notice of its or his intention to not renew the agreement not less than six months before the then expiration date.
The agreements entitle the Named Executive Officers to participate in bonus plans, standard insurance plans such as life, short-term disability and long-term disability insurance and retirement benefits, such as the 401(k) plan and equity award plans described above, on similar terms and on a similar basis as such benefits are available to executives at similar levels within the Company.
If the Company terminates the employment of any of the Named Executive Officers without cause (as defined in the respective employment agreements) or any of the Named Executive Officers terminates his employment for good reason (as defined in the respective employment agreements) (“cause” and “good reason” are referred below as “Involuntary Terminations”), then the officer would receive:
(a) continuation of salary for eighteen months, except in the case of Dr. Gapontsev, who would receive continuation of salary for thirty-six months;

(b) a portion of the annual bonus that the executive would have received had he remained employed through the end of the applicable bonus period, including the individual performance element (the portion based upon the percentage of the year that he was employed by the Company);

(c) continuation of health benefits for eighteen months, except in the case of Dr. Gapontsev, who would receive continuation of medical and dental benefits for thirty-six-months; and

(d) accelerated vesting of equity compensation awards granted after the date of the agreement that otherwise would have vested within twelve months of termination of employment.

Upon an Involuntary Termination within twenty-four months following a change in control of the Company, the Named Executive Officer would be entitled to continuation of salary and health benefits for twenty-four months, plus a payment of two times the average annual bonus paid to the Named Executive Officer for the three years preceding the termination. In the case of the Chief Executive Officer, he would be entitled to continuation of salary and health benefits for thirty-six months, plus a payment of three times the average annual bonus paid to him for the three years preceding the termination. Other severance benefits following a change in control, including full vesting of outstanding equity awards, do not change. Upon a change in control, the officers’ employment periods under the agreements would automatically be extended to the second anniversary of the change in control if such date is later than expiration of the then current term.

If the employment period of any of the Named Executive Officers terminates and the Company does not offer such officer continued employment in the same or a substantially similar position or in a higher position than the officer’s position at the end of the employment period, and at a compensation level that is the same or substantially similar to the compensation level in effect at the end of the employment period, then such officer would receive continuation of salary and health benefits for twelve months, except for the Chief Executive Officer who would receive the same for twenty-four months, plus a portion of the annual bonus that the executive would have received had he remained employed through the end of the applicable bonus period, including the individual performance element (the portion based upon the percentage of the year that he was employed by the Company).

A Named Executive Officer would also receive the payments described in clause (b) above if his employment is terminated by death or disability. Under the new employment agreements, the Company would not obligated to make any cash payments if employment is terminated by the Company for cause or by the executive not for good reason.

Severance payments to the officers would be conditioned upon the release of claims by the Named Executive Officer in favor of the Company. Also under the new agreements, certain payments under the agreements may be subject to a compensation recovery policy when established by the Company.

Each of these executive officers also entered into a new non-competition agreement with the Company that prohibits each of them from competing with the Company for a period of one year after the termination of his employment with the Company for any reason and from hiring or attempting to hire the Company’s employees or soliciting customers or suppliers of the Company for a period ending eighteen months following the termination of his employment for any reason. Each of the Named Executive Officers is entitled to receive his base salary for the period during which the Company enforces the non-competition provisions of the agreement but not for more than one year following the termination of his employment.
The foregoing description of the employment agreements does not purport to be complete and is qualified in its entirety by reference to the employment agreements, service agreement and the form of confidentiality, non-competition and confirmatory assignment agreement between the Company and the Named Executive Officers, copies of which are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01    Other Events.
Certain directors and officers of IPG Photonics Corporation (the “Company”) adopt from time to time pre-arranged trading plans (each, a “Plan”) designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding stock transactions. Under Rule 10b5-1, directors, officers and other persons who are not in possession of material non-public information may adopt a plan or contract for pre-arranged sales of Company securities under specified conditions and at specified times. Using these Plans, insiders can gradually diversify their investment portfolios, spread stock trades out over an extended period of time to reduce market impact and avoid concerns about transactions occurring at a time when they might possess inside information.

The Plan adopted by Eugene Scherbakov, Managing Director - IPG Laser GmbH, and Senior Vice President, Europe and a director of the Company, provides for the sale of up to a total of 5,270 shares over a period ending September 2014, unless terminated sooner in certain circumstances. Of these shares, 5,270 shares will be acquired through the exercise of stock options. Shares will be sold under the Plan on the open market at prevailing market prices, subject to minimum price thresholds.

The Plan adopted by George BuAbbud, the Company’s Vice President, Telecommunications, provides for the sale of up to a total of 56,651 shares, including shares acquired upon exercise of stock options, over a period ending October 2014, unless terminated sooner in certain circumstances. Of these shares, 56,651 shares will be acquired through the exercise of stock options. Shares will be sold under the Plan on the open market at prevailing market prices, subject to minimum price thresholds.

The Plan adopted by Thomas Burgomaster, the Company’s Vice President, Corporate Controller, provides for the sale of up to a total of 10,472 shares, including shares acquired upon exercise of stock options, over a period ending September 2014, unless terminated sooner in certain circumstances. Of these shares, 10,472 shares will be acquired through the exercise of stock options. Shares will be sold under the Plan on the open market at prevailing market prices, subject to minimum price thresholds.

The Company does not undertake to report Plans that may be adopted by any directors or officers of the Company in the future, or to report any modification or termination of any Plan, except to the extent required by law.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number

10.1	Employment Agreement dated October 7, 2013, between the Registrant and Dr. Valentin P. Gapontsev.

10.2	Service Agreement dated October 7, 2013, between IPG Laser GmbH and Dr. Eugene Scherbakov.

10.3	Form of Employment Agreement dated October 7, 2013, between the Registrant and each of Timothy P.V. Mammen, Angelo P. Lopresti and Alexander Ovtchinnikov.

10.4	Form of Confidentiality, Non-Competition and Confirmatory Assignment Agreement between the Registrant and each of the named executive officers and certain other executives. officers.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

IPG PHOTONICS CORPORATION
October 15, 2013	/s/ Angelo P. Lopresti
Angelo P. Lopresti
Senior Vice President, General Counsel & Secretary

Exhibit Index

Exhibit Number
10.1	Employment Agreement dated October 7, 2013, between the Registrant and Dr. Valentin P. Gapontsev.

10.2	Service Agreement dated October 7, 2013, between IPG Laser GmbH and Dr. Eugene Scherbakov.

10.3	Form of Employment Agreement dated October 7, 2013, between the Registrant and each of Timothy P.V. Mammen, Angelo P. Lopresti and Alexander Ovtchinnikov.

10.4	Form of Confidentiality, Non-Competition and Confirmatory Assignment Agreement between the Registrant and each of the named executive officers and certain other executives. officers.

Exhibit 10.1
EMPLOYMENT AGREEMENT
This Employment Agreement (“Agreement”), executed on this 7th day of October, 2013 (the “Effective Date”), by and between IPG Photonics Corporation, a Delaware corporation having an office at 50 Old Webster Road, Oxford, MA 01540 (the “Corporation”), and Valentin P. Gapontsev (“Executive”). The Corporation and Executive are referred to jointly below as the “Parties.”
WHEREAS, the Corporation and Executive previously entered into an employment agreement dated March 1, 2006, which the Corporation and Executive have amended from time to time (the “Prior Agreement”);
WHEREAS, the Corporation and Executive desire to amend and restate the Prior Agreement; and
WHEREAS, the Corporation desires to continue to employ Executive and Executive desires to continue his employment with the Corporation on the terms and conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the employment of Executive, the mutual terms and conditions set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
1.Employment. Executive will be employed by the Corporation in the position of Chief Executive Officer. Executive will report to the Corporation’s Board of Directors (the “Board”). Executive’s primary responsibility will be executive management of the business and affairs of the Corporation and its Affiliates (as defined below). Executive will carry out such duties as shall be assigned from time to time by the Board, subject to applicable laws, and ethical duties. During the Term (as defined below), Executive shall devote Executive’s reasonable best efforts, energies and abilities and Executive’s full business time, skill and attention to the business and affairs of the Corporation and its Affiliates (as defined below), and shall act at all times according to the highest professional standards, for the purpose of advancing the business of the Corporation and its Affiliates (as defined below). For purposes of this Agreement, an “Affiliate” shall mean a corporation that, for purposes of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), is a Parent or Subsidiary of the Corporation within the meaning of Code Sections 424(e) and 424(f).
2.Term. This Agreement shall commence on the Effective Date and shall expire on 5:00 pm E.S.T. on December 31, 2016 (the “Initial Term”), unless terminated earlier pursuant to the provisions of Sections 6, 7, 8, or 10 hereof. The term of employment shall be renewed automatically for successive periods of one (1) year each (a “Renewal Term”) after the expiration of the Initial Term, unless the Corporation provides Executive, or Executive provides the Corporation, with written notice to the contrary at least one hundred eighty (180) calendar days prior to the end of the Initial Term or any Renewal Term. The Initial Term and any Renewal Terms are collectively referred to herein as the “Term.” If either the Corporation or Executive elect not to renew the Term of this Agreement in accordance with this Section 2 and Executive thereafter continues in employment with Corporation or its Affiliates, Executive shall be employed on an at-will basis and the terms of such employment and any subsequent termination of employment shall be subject solely to the Corporation’s general employment practices and policies. In the event of a “Change in Control” of the Corporation (as such term is defined in the IPG Photonics Corporation 2006 Incentive Compensation Plan, as amended or any successor thereto (the “Equity Plan”)) during the Term, the Term automatically will be extended until the later of (i) the second anniversary of the Change in Control, or (ii) the scheduled expiration of the then-current Term.

3.Compensation.

(i)Salary. The Corporation shall pay to Executive an annual base salary (“Base Salary”) of Five Hundred and Forty-Two Thousand, Eight Hundred dollars (U.S. $542,800) effective as of the Effective Date. The Corporation will pay Executive’s Base Salary in equal installments in accordance with the Corporation’s standard payroll policies and schedule, subject to tax and elective withholding and deductions. Thereafter, the Board, or such committee of the Board as is responsible for setting the compensation of senior executive officers, shall review Executive’s performance and Base Salary annually in January of each year, in light of competitive data, the Corporation’s performance, and Executive’s performance, and determine whether to increase Executive’s Base Salary on a prospective basis. The first review shall be in January 2014. Such adjusted annual salary then shall become Executive’s “Base Salary” for purposes of this Agreement.

(ii)Annual Bonus. Executive will be eligible for an annual cash bonus (the “Bonus”), based on performance, and calculated as a percentage of Executive’s Base Salary. The Bonus will be paid at the time payment is made to other similarly-situated executives of the Corporation, but in no event later than two and a half (2½) months after the close of the calendar year in which Executive becomes vested in such Bonus, and is intended to qualify for the short-term deferral exception to Code Section 409A.

(iii)Equity Compensation. Executive will be eligible to participate in any long-term incentive plans, and/or equity-based compensation plans established or maintained by the Corporation for its senior executive officers or employees, including, but not limited to, the Equity Plan.

4.Benefits.

(i)Executive shall be entitled to the extent eligible to participate in any benefit plans as may be adopted and modified by the Corporation from time to time, including without limitation health, dental and medical plans, life and disability insurance, paid vacation, holiday, and retirement plans. The benefits available to Executive shall be no less favorable than those available to other executives at similar levels within the organization or to the employees of the Corporation at the location where Executive works. Benefits provided under this Agreement shall be subject to the terms and conditions of any applicable benefit plan, including any eligibility and vesting requirements, as such plans may be in effect from time to time.

(ii)Executive shall be entitled to five weeks of paid vacation each year. The maximum number of accrued vacation hours that Executive can have at any point in time is equal to the total vacation hours earned in the last twelve months, plus one week of vacation carried over from the prior twelve months of service.

5.Other Activities. The employment of Executive shall be on a full-time basis, but Executive may be an investor or otherwise have an interest in or serve on the board of directors or advisory board to other businesses, partnerships and entities so long as the other activities of Executive do not materially interfere with the performance of Executive’s duties to the Corporation, so long as such other activities do not cause Executive to violate the Restrictive Covenants defined and incorporated herein in Section 12 of this Agreement and Executive discloses all such activities to the Board. Nothing in this provision or this Agreement limits or restricts Executive’s duties and obligations, including the duty of loyalty, that arise under the law.

6.Termination by the Corporation. The Corporation may terminate Executive’s employment during the Term:

(i)without Cause (as defined below) by giving Executive sixty (60) calendar days’ prior written notice, or

(ii)for Cause (as defined below) by delivering to Executive a copy of a resolution duly adopted by the affirmative vote of a majority of the independent directors of the Board then in office at a meeting of the Board called and held for such purpose, finding that Executive has committed an act set forth below in this Section 6. Nothing herein shall limit Executive’s right or Executive’s beneficiaries’ right to contest the validity or propriety of any such determination. For purposes of this Agreement, “Cause” shall mean: (A) an act of fraud, embezzlement or theft by Executive in connection with Executive’s duties or in the course of Executive’s employment with the Corporation or an Affiliate; (B) Executive’s intentional wrongful damage to the property of the Corporation or its Affiliates; (C) Executive’s intentional breach of Section 12 hereof while Executive remains in the employ of the Corporation or an Affiliate; (D) an act of Gross Misconduct (as defined below); or (E) a conviction for a misdemeanor involving moral turpitude or a charge of a felony; and, in each case, the reasonable, good faith determination by the Board as hereafter provided that any such act or omission shall have been materially harmful to the Corporation or an Affiliate. For purposes of this Agreement, “Gross Misconduct” shall mean a willful or grossly negligent act or omission that has or will have a material and adverse impact on the business or reputation of the Corporation or its Affiliates, or on the business of the customers or suppliers of the Corporation or its Affiliates as such relate to the Corporation. In addition, Executive’s employment shall be deemed to have terminated for Cause if, based on facts and circumstances discovered after Executive’s employment has terminated, the Board determines in reasonable good faith, within one year after Executive’s employment terminated, and after appropriate investigation and an opportunity for Executive to be interviewed (with or without counsel as Executive may determine) by a subcommittee of the independent Board members or its representative, that Executive committed an act during the Term that would have justified a termination for Cause.

7.Termination by Executive. Executive may terminate his employment during the Term by giving the Corporation sixty (60) calendar days’ prior written notice; provided that, if Executive purports to terminate his employment during the Term for Good Reason (as defined below), Executive must give the Corporation written notice of his intent to terminate for Good Reason within sixty (60) calendar days of the occurrence of the event that allegedly constitutes Good Reason. The Corporation shall have a right to cure the event alleged to constitute Good Reason for a period of thirty (30) calendar days after notice from Executive of his intention to terminate for Good Reason. In the event of termination by notice under the first sentence of this Section 7, the Corporation in its discretion may elect a termination date that is earlier than the conclusion of the sixty (60) calendar day notice period, but the termination shall still be deemed a voluntary termination by Executive with Good Reason under this Section. “Good Reason” means the occurrence of any of the following events without Executive’s express written consent:

(i)The material reduction of Executive’s authorities, duties, or responsibilities with the Corporation;

(ii)A material reduction by the Corporation of Executive’s Base Salary, other than a reduction approved by the Board that similarly applies to all executive officers of the Corporation, provided that such a reduction in Base Salary shall not exceed more than twenty percent (20%) of the then Base Salary;

(iii)A relocation of the offices of Executive to a place greater than fifty (50) miles in distance from the current executive offices of the Corporation in Oxford, MA; or

(iv)Any action or inaction that constitutes a material breach by the Corporation of this Agreement.

The Corporation shall have no obligations to Executive after Executive’s last day of employment following termination of employment under this Section, except as specifically set forth in this Agreement or under any applicable plans, programs or arrangements of the Corporation including, without limitation, the Corporation’s Certificate of Incorporation or By-Laws, as either may be amended from time to time, the Equity Plan and any agreements thereunder, and the indemnification agreement described in Section 14.
8.Automatic Termination. Notwithstanding the provisions of Section 2, Executive’s employment shall automatically terminate upon Executive’s death or Disability (as defined below). Executive shall be deemed to have a “Disability” for purposes of this Agreement if Executive is unable to perform substantially, by reason of physical or mental incapacity, Executive’s duties or obligations under this Agreement, with or without reasonable accommodation as defined in the Americans with Disabilities Act and implementing regulations, for a period of one hundred and eighty (180) consecutive calendar days in any 360-calendar day period. The Board shall determine, in the good faith exercise of its reasonable discretion, according to the facts then available, whether and when the Disability of Executive has occurred.

9.Term of Agreement. Any termination of Executive’s employment shall also end the Term. For purposes of this Agreement, Executive’s employment with the Corporation and its Affiliates shall be deemed to be terminated when Executive has a “separation from service” within the meaning of Code Section 409A, and references in this Agreement to termination of employment shall be deemed to refer to such a separation from service. Upon Executive’s separation from service for any reason, Executive shall be deemed to have resigned as of the date of Executive’s separation from service from all offices, directorships and fiduciary positions with the Corporation, its Affiliates, and employee benefit plans of the Corporation unless Executive is affirmatively re-appointed or re-elected to such position as of the date of Executive’s separation from service.

10.Certain Obligations of the Corporation Following Termination of Executive’s Employment. Following termination of Executive’s employment during the Term under the circumstances described below, the Corporation will pay to Executive the following compensation and provide the following benefits in addition to any benefits to which Executive may be entitled by law in full satisfaction and final settlement of any and all claims and demands that Executive or the Corporation may have against the other under this Agreement:

(i)Termination of Employment for Any Reason. In the event of Executive’s termination of employment for any reason, the Corporation shall pay or provide Executive (a) any unpaid Base Salary through the date of termination and (b) any benefits (including, without limitation, any unused vacation accrued in accordance with Section 4(ii)) accrued, earned or vested, and any unreimbursed expenses incurred, up to and including the effective date of such termination to which Executive may be entitled under the terms of any applicable arrangement, plan or program (collectively, the “Accrued Amounts”).

(ii)Termination Without Cause by the Corporation or for Good Reason by Executive. If, during the Term, the Corporation terminates Executive’s employment without Cause under Section 6(i) hereof or Executive terminates his employment for Good Reason under Section 7 hereof, Executive shall be entitled to the following payments and benefits, subject to Section 13:

(a)The Accrued Amounts, as soon as reasonably practicable following the date of termination;

(b)Any Bonus that has been actually earned as of or prior to the termination date, but has not been paid, payable at the time payment is made to other similarly-situated executives of the Corporation, but in no event later than two and a half (2½) months after the close of the calendar year in which Executive becomes vested in such Bonus;

(c)A pro rata portion of the amount of Bonus, if any, Executive would have received pursuant to Section 3(ii) for the year in which Executive’s employment terminated. The Corporation shall determine what annual Bonus, if any, Executive would have earned had he been employed through the end of the applicable period (the “Base Incentive Amount”), in accordance with the methods used to calculate the annual Bonus for the Corporation’s other similarly-situated executives; provided that, with respect to the personal performance evaluation element of the annual Bonus calculation, if all financial metric components meet or exceed Target II, Executive shall be deemed awarded one hundred percent (100%) of the potential personal performance evaluation bonus; if no financial metric bonus is awarded, no personal performance evaluation bonus will be deemed awarded, and amounts in between will be determined by linear interpolation between Target I and Target II. The pro rata portion to be paid pursuant to this paragraph shall be determined by multiplying the Base Incentive Amount by a fraction, the numerator of which is the number of calendar days from the beginning of the applicable annual period in which the termination occurred through the date of termination and the denominator of which is 365. Any payment due under this paragraph shall be paid at the time payment is made to other similarly-situated executives of the Corporation, but in no event later than two and a half (2½) months after the close of the calendar year in which Executive would have become vested in such Bonus;

(d)Continuing payments of Base Salary, payable in accordance with regular payroll practices of the Corporation, for thirty-six (36) months following the date of termination; and

(e)Cash reimbursement of Executive’s COBRA premiums (or an amount equal to Executive’s COBRA premiums) (sufficient to cover full family health care) for a period of thirty-six (36) months following the termination of Executive’s employment if Executive elects such COBRA coverage; provided, however, that any payments or reimbursements for such COBRA premiums that are subject to Code Section 409A will be made in accordance with Treasury Regulation § 1.409A-3(i)(1)(iv) (or any similar or successor provisions). The foregoing notwithstanding, the Corporation’s obligation to reimburse described in the preceding sentence shall cease on the date Executive becomes eligible for coverage under another group health plan offered by a new employer of Executive or covered under a group health plan of the employer of Executive’s spouse, in either case, which does not impose pre-existing condition limitations on Executive’s coverage. Nothing herein shall be construed to extend the period of time over which COBRA continuation coverage shall be provided to Executive or his dependents beyond that mandated by law.

If, during the Term, the Corporation terminates Executive’s employment without Cause under Section 6(i) hereof or Executive terminates his employment for Good Reason under Section 7 hereof, for purposes of determining the vested portions of Executive’s stock options and any other equity compensation awards then outstanding, Executive shall be deemed to have terminated employment twelve (12) months following the date of Executive’s actual termination of employment.
(iii)Termination by Executive Without Good Reason or by the Corporation for Cause. If, during the Term, Executive terminates employment under Section 7(i) hereof without Good Reason or the Corporation terminates Executive’s employment under Section 6(ii) hereof for Cause, Executive shall be entitled to no further compensation or other benefits under this Agreement except for the Accrued Amounts, payable in a single lump sum as soon as practicable following the date of termination.

(iv)Death; Disability. If Executive’s employment is terminated during the Term by reason of Executive’s death or for Disability, Executive or Executive’s estate, as the case may be, shall be entitled to the following payments:

(a)The Accrued Amounts, as soon as reasonably practicable following the date of termination;

(b)Any Bonus that has been actually earned as of or prior to the termination date, but has not been paid, payable at the time payment is made to other similarly-situated executives of the Corporation, but in no event later than two and a half (2½) months after the close of the calendar year in which Executive becomes vested in such Bonus; and

(c)The amount payable, if any, as determined pursuant to Section 10(ii)(c), payable at the time payment is made to other similarly-situated executives of the Corporation, but in no event later than two and a half (2½) months after the close of the calendar year in which Executive becomes vested in such Bonus.

If Executive’s employment is terminated during the Term by reason of Executive’s death or for Disability, the treatment of any equity compensation awards held by Executive shall be governed by the terms of the plan or agreement under which such awards were granted.
(v)Termination on or After a Change in Control. If, within twenty-four (24) months following a Change in Control (as defined in the Equity Plan), the Corporation terminates Executive’s employment without Cause under Section 6(i) hereof or Executive terminates his employment for Good Reason under Section 7 hereof, Executive shall be entitled to the following payments, subject to Section 13:
(a)The Accrued Amounts, as soon as reasonably practicable following the date of termination;

(b)Any Bonus that has been actually earned as of or prior to the termination date, but has not been paid, payable at the time payment is made to other similarly-situated executives of the Corporation, but in no event later than two and a half (2½) months after the close of the calendar year in which Executive becomes vested in such Bonus;

(c)The amount payable, if any, as determined pursuant to Section 10(ii)(c),

payable at the time payment is made to other similarly-situated executives of the Corporation, but in no event later than two and a half (2½) months after the close of the calendar year in which Executive would have become vested in such Bonus;

(d)Continuing payments of Base Salary, payable in accordance with regular payroll practices of the Corporation, for thirty-six (36) months following the date of termination;

(e)Cash reimbursement of Executive’s COBRA premiums (or an amount equal to Executive’s COBRA premiums) (sufficient to cover full family health care) for a period of thirty-six (36) months following the termination of Executive’s employment if Executive elects such COBRA coverage; provided, however, that any payments or reimbursements for such COBRA premiums that are subject to Code Section 409A will be made in accordance with Treasury Regulation § 1.409A-3(i)(1)(iv) (or any similar or successor provisions). The foregoing notwithstanding, the Corporation’s obligation to reimburse described in the preceding sentence shall cease on the date Executive becomes eligible for coverage under another group health plan offered by a new employer of Executive or covered under a group health plan of the employer of Executive’s spouse, in either case, which does not impose pre-existing condition limitations on Executive’s coverage. Nothing herein shall be construed to extend the period of time over which COBRA continuation coverage shall be provided to Executive or his dependents beyond that mandated by law;

(f)A lump sum cash amount equal to three (3) times Executive’s average annual Bonus over the three (3) completed years immediately preceding the date of the Change in Control, payable as soon as reasonably practicable after the date of termination; and

(g)All equity (including options, RSUs and other stock) awards outstanding as of the Change in Control and held by Executive on the date of termination shall immediately vest and become non-forfeitable.

(h)If a Change in Control occurs and payments are made under this Section 10(v), and a final determination is made by legislation, regulation, or ruling directed to Executive or the Corporation, by court decision, or by independent tax counsel, that the aggregate amount of any payments made to Executive under this Agreement and any other agreement, plan, program or policy of the Corporation in connection with, on account of, or as a result of, such Change in Control (“Total Payments”) will be subject to an excise tax under the provisions of Code Section 4999, or any successor section thereof (“Excise Tax”), the Total Payments shall be reduced (beginning with those that are exempt from Code Section 409A) so that the maximum amount of the Total Payments (after reduction) shall be one dollar ($1.00) less than the amount that would cause the Total Payments to be subject to the Excise Tax; provided, however, that the Total Payments shall only be reduced to the extent that the after-tax value of amounts received by Executive after application of the above reduction would exceed the after-tax value of the Total Payments received without application of such reduction. For this purpose, the after-tax value of an amount shall be determined taking into account all federal, state, and local income, employment, and excise taxes applicable to such amount. In making any determination as to whether the Total Payments would be subject to an Excise Tax, consideration shall be given to whether any portion of the Total Payments could reasonably be considered, based on the relevant facts and circumstances, to be reasonable compensation for services rendered (whether before or after the consummation of the applicable Change in

Control). To the extent Total Payments must be reduced pursuant to this Section, the Corporation, without consulting Executive, will reduce the Total Payments to achieve the best economic benefit, and to the extent economically equivalent, on a pro-rata basis.

(1)In the event that upon any audit by the Internal Revenue Service, or by a state or local taxing authority, of the Total Payments, a change is determined to be required in the amount of taxes paid by, or Total Payments made to, Executive, appropriate adjustments will be made under this Agreement such that the net amount that is payable to Executive after taking into account the provisions of Code Section 4999 will reflect the intent of the parties as expressed in this Section 10(v)(h). Executive shall notify the Corporation in writing of any claim by the Internal Revenue Service that, if successful, would require payment of an Excise Tax or an additional Excise Tax on the Total Payments (a “Claim”). Such notification shall be given as soon as practicable but no later than ten (10) business days after Executive is informed in writing of such Claim and shall apprise the Corporation of the nature of such Claim and the date on which such Claim is requested to be paid. Executive shall not pay such Claim prior to the expiration of the thirty (30) calendar day period following the date on which Executive gives such notice to the Corporation (or such shorter period ending on the date that any payment of taxes with respect to such Claim is due). If the Corporation notifies Executive in writing prior to the expiration of such period that it desires to contest such Claim, Executive shall: (A) give the Corporation any information reasonably requested by the Corporation relating to such Claim, (B) take such action in connection with contesting such Claim as the Corporation shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such Claim by an attorney reasonably selected by the Corporation, (C) cooperate with the Corporation in good faith in order to contest effectively such Claim, and (D) permit the Corporation to participate in any proceedings relating to such Claim; provided, however, that the Corporation shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless for any Excise Tax, additional Excise Tax, or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this subparagraph (h)(1), the Corporation, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such Claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the Claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one (1) or more appellate courts, as the Corporation shall determine, provided, however, that if the Corporation directs Executive to pay such Claim and sue for a refund, the Corporation shall advance the amount of such payment to Executive on an interest-free basis or, if such an advance is not permissible thereunder, pay the amount of such payment to Executive as additional compensation, and shall indemnify and hold Executive harmless from any Excise Tax, additional Excise Tax, or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or additional compensation; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. The Corporation shall reimburse any fees and expenses provided for under this Section 10(v)(h) on or before the last day of Executive’s taxable year following the taxable year in which the fee or expense was incurred, and in accordance with the other requirements of Code Section 409A and Treasury Regulation §1.409A-3(i)(1)(v) (or any similar or successor provisions).
(2)If, after the receipt by Executive of an amount advanced or paid by the Corporation pursuant to paragraph (h)(1) above, Executive becomes entitled to receive any refund with respect to such Claim, Executive shall (subject to the Corporation’s complying with the requirements of subparagraph (h)(1)) promptly pay to the Corporation the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Executive of an amount advanced by the Corporation pursuant to paragraph (h)(1), a determination is made that Executive shall not be entitled to any refund with respect to such Claim and the Corporation does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of sixty (60) calendar days after such determination, then such advance shall be forgiven and shall not be required to be repaid.

(vi)Expiration. If the Term of this Agreement expires due to either the Corporation or Executive electing not to renew the Term in accordance with Section 2, and the Corporation does not offer Executive continued employment in the same or a substantially similar position as, or in a higher position than, his position on the date of the expiration of the Term, and at a compensation level that is the same or substantially similar to that in effect on the date of the expiration of the Term, Executive shall be entitled to resign from employment with the Corporation and receive the following payments:

(a)The Accrued Amounts, as soon as reasonably practicable following the date of termination;

(b)Any Bonus that has been actually earned as of or prior to the termination date, but has not been paid, payable at the time payment is made to other similarly-situated executives of the Corporation, but in no event later than two and a half (2½) months after the close of the calendar year in which Executive becomes vested in such Bonus;

(c)The amount payable, if any, as determined pursuant to Section 10(ii)(c), payable at the time payment is made to other similarly-situated executives of the Corporation, but in no event later than two and a half (2½) months after the close of the calendar year in which Executive would have become vested in such Bonus;

(d)Continuing payments of Base Salary, payable in accordance with regular payroll practices of the Corporation, for twenty-four (24) months following the date of termination; and

(e)Cash reimbursement of Executive’s COBRA premiums (or an amount equal to Executive’s COBRA premiums) (sufficient to cover full family health care) for a period of twenty-four (24) months following the termination of Executive’s employment if Executive elects such COBRA coverage; provided, however, that any payments or reimbursements for such COBRA premiums that are subject to Code Section 409A will be made in accordance with Treasury Regulation § 1.409A-3(i)(1)(iv) (or any similar or successor provisions). The foregoing notwithstanding, the Corporation’s obligation to reimburse described in the preceding sentence shall cease on the date Executive becomes eligible for coverage under another group health plan offered by a new employer of Executive or covered under a group health plan of the employer of Executive’s spouse, in either case, which does not impose pre-existing condition limitations on Executive’s coverage. Nothing herein shall be construed to extend the period of time over which COBRA continuation coverage shall be provided to Executive or his dependents beyond that mandated by law.

Except as provided in Section 10(i), Executive shall not be entitled to payment of the amounts described in this subsection (vi) if the Corporation offers Executive continued employment in the same or a substantially similar position as, or in a higher position than, his position on the date of expiration of the Term, and at a compensation level that is the same or a substantially similar to that in effect on the date of the expiration of the Term, and Executive declines the offer.
(vii)No Mitigation or Offset. In the event of any termination of Executive’s employment under this Section 10, Executive shall be under no obligation to seek other employment or otherwise mitigate his damages, and there shall be no offset against amounts due to Executive under this Agreement on account of any remuneration or benefit attributable to any subsequent employment obtained by Executive, except as provided in Sections 10(ii)(e), 10(v)(e) and 10(vi)(e).

(viii)Compensation Recovery Policy. Notwithstanding any provision in this Agreement to the contrary, payments under this Agreement will be subject to any Compensation Recovery Policy established by the Corporation and amended from time to time.

11.Nature of Payments. Upon termination of employment pursuant to Sections 6, 7, 8 or 9, Executive will be released from any duties and obligations to the Corporation set forth in this Agreement (except the duties and obligations under the Restrictive Covenants and as set forth in Section 12 hereof and the obligation under Sections 13 and 23) and the obligations of the Corporation to Executive under this Agreement will be as set forth in Section 10.

12.Restrictive Covenants. Executive has executed and delivered a Confidentiality, Non-Competition and Confirmatory Assignment Agreement prior to or contemporaneous with the date of this Agreement (together with any similar or successor agreements, referred to herein as the “Restrictive Covenants”), and Executive agrees that, as part of this Agreement, Executive shall comply with the terms of the Restrictive Covenants. Notwithstanding Section 10(iii) of this Agreement, if (a) Executive terminates employment other than for Good Reason and, thus, is not entitled to the payments and benefits under Section 10(ii) of this Agreement, and (b) (i) Executive receives a written offer of employment during the Non-Competition Period set forth in Section 2(a) of the Restrictive Covenant, or (ii) Executive is not able to find suitable employment in his field in relation to his skills, position and base salary, which employment would not contravene Section 2(a) of the Restrictive Covenant, after a good faith effort by Executive to search for such employment, and (iii) the Company notifies Executive that it intends to enforce the non-compete provisions of such Section 2(a) against Executive, then the Company shall pay to Executive an amount equal to the semi-monthly amount of Executive’s Base Salary for each semi-monthly payroll period beginning (A) on the effective date of the written offer of employment referred to above or (B) during the period in which Executive is not able to find suitable employment, and ending on the earliest to occur of (I) the end of the Non-Competition Period set forth in such Section 2(a), or (II) the date as of which Executive begins new employment with an employer, which employment would not contravene Section 2(a) of the Restrictive Covenant. For the avoidance of doubt, the non-competition and other provisions of the Restrictive Covenants in all events shall continue to apply until the end of the Non-Competition Period set forth in Section 2(a) of the Restrictive Covenant, regardless of Executive’s new employment with an employer that would not contravene Section 2(a) of the Restrictive Covenant, the subsequent termination of such employment or any other event.

13.Release. Any and all amounts payable and benefits or additional rights provided pursuant to this Agreement beyond Accrued Amounts shall only be payable if Executive delivers to the Corporation an original, signed release of claims of Executive occurring up to the release date, in a form substantially the same as attached hereto as Exhibit A (the “Release”). The Corporation shall deliver the Release to Executive within ten (10) calendar days of the date Executive’s employment terminates and Executive must deliver to the Corporation and not revoke an executed and enforceable Release no later than sixty (60) calendar days after the date Executive’s employment terminates (the “Release Deadline”). Payment of the amounts described in Section 10 shall commence no earlier than the date on which Executive delivers to the Corporation and does not revoke an executed and enforceable release as described herein. Payment of any severance or benefits that are not exempt from Code Section 409A shall be delayed until the Release Deadline, irrespective of when Executive executes the Release; provided, however, that where Executive’s termination of employment and the Release Deadline occur within the same calendar year, the payment may be made up to thirty (30) calendar days prior to the Release Deadline, and provided further that where Executive’s termination of employment and the Release Deadline occur in two separate calendar years, payment may not be made before the later of January 1 of the second year or the date that is thirty (30) calendar days prior to the Release Deadline. As part of the Release, Executive shall affirm that Executive (i) has advised the Corporation in writing, of any facts that Executive is aware of that constitute or might constitute a violation of any ethical, legal or contractual standards or obligations of the Corporation or any Affiliate, and (ii) is not aware of any existing or threatened claims, charges, or lawsuits that Executive has not disclosed to the Corporation.

14.Indemnification. The Corporation shall maintain a directors’ and officers’ liability insurance policy covering Executive on the same basis as in effect for other senior executive employees, and shall provide indemnity to Executive by a separate, written indemnification agreement.

15.Notices. Any and all notices, requests, demands, and other communications provided for herein shall be sufficient if in writing and shall be deemed to have been duly given if delivered by hand or if sent by registered or certified mail, return receipt requested. Notice shall be deemed to have been given when notice is received by the party on whom the notice was served. Notice to the Corporation shall be addressed to the Corporation at its principal office, with attention to the General Counsel, and notice to Executive shall be addressed to Executive at Executive’s last address as shown on the records of the Corporation.

16.Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the substantive laws of the Commonwealth of Massachusetts, without regard to its internal conflicts of law provisions.

17.Severability. In the event that any provision of this Agreement shall be determined to be invalid, illegal or otherwise unenforceable or contrary to law or public policy, the enforceability of the other provisions in this Agreement shall not be affected thereby.

18.Assignment; Successors. Executive recognizes that this is an agreement for personal services and that Executive may not assign this Agreement. The Agreement shall inure to the benefit of and be binding upon the Corporation’s successors and assigns.

19.Entire Agreement/Amendment. This Agreement and the Confidentiality, Non-Competition and Confirmatory Assignment Agreement referred to in Section 12 constitute the entire agreement between the Parties with respect to the subject matter hereof and supersedes any and all other agreements, either oral or in writing (including the Prior Agreement), among the Parties hereto with respect to the subject matter hereof. This Agreement may not be amended except by written agreement signed by both Parties.

20.Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement (and all signatures need not appear on any one counterpart), and this Agreement shall become effective when one or more counterparts has been signed by each of the Parties hereto and delivered to each of the other Parties hereto.

21.Waiver. The failure of either of the Parties to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of either of the Parties to enforce each and every provision of this Agreement. No waiver of any breach of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party against whom or which enforcement of such waiver is sought, and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.

22.Capacity. Executive and the Corporation hereby represent and warrant to the other that: (i) Executive or the Corporation has full power, authority and capacity to execute and deliver this Agreement, and to perform Executive’s or the Corporation’s obligations hereunder; (ii) such execution, delivery and performance will not (and with the giving of notice or lapse of time or both would not) result in the breach of any agreements or other obligations to which Executive or the Corporation is a party or Executive or the Corporation is otherwise bound; and (iii) this Agreement is Executive’s or the Corporation’s valid and binding obligation in accordance with its terms.

23.Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach thereof or otherwise arising out of Executive’s employment or the termination of that employment (including, without limitation, any claims of unlawful employment discrimination whether based on age or otherwise) shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of the American Arbitration Association (“AAA”) in Worcester, Massachusetts in accordance with the Employment Dispute Resolution Rules of the AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators. In the event that any person or entity other than Executive or the Corporation may be a party with regard to any such controversy or claim, such controversy or claim shall be submitted to arbitration subject to such other person or entity’s agreement. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. This Section 23 shall be specifically enforceable. Notwithstanding the foregoing, this Section 23 shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; provided that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 23. Punitive and consequential damages shall not be permitted as an award and each party shall bear the fees and expenses of its own counsel and expert witnesses.

24.Consent to Jurisdiction. To the extent that any court action is permitted consistent with or to enforce Section 23 of this Agreement, the parties hereby consent to the jurisdiction of the Superior Court of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, Worcester Division. Accordingly, with respect to any such court action, Executive (a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

25.Survival. All Sections of this Agreement survive beyond the Term, except those in Section 1 through 5, and as otherwise specifically stated.

26.Code Section 409A. This Agreement is intended to comply with Code Section 409A and the interpretative guidance thereunder, including the exceptions for short-term deferrals, separation pay arrangements, reimbursements, and in-kind distributions, and shall be administered accordingly. This Agreement shall be construed and interpreted with such intent. Each payment under Section 10 of this Agreement or any Corporation benefit plan is intended to be treated as one of a series of separate payments for purposes of Code Section 409A and Treasury Regulation §1.409A-2(b)(2)(iii). Any payment under Section 10 that is subject to Code Section 409A will not be made before the date that is six (6) months after the date of termination or, if earlier, the date of Executive’s death (the “Six-Month Delay Rule”) if Executive is a Specified Employee (as defined below) as of his termination of employment. Payments to which Executive otherwise would be entitled during the first six months following his termination of employment (the “Six-Month Delay”) will be accumulated and paid on the first day of the seventh month following his termination of employment. Notwithstanding the Six-Month Delay Rule, to the maximum extent permitted under Code Section 409A and Treasury Regulation §1.409A-1(b)(9)(iii) (or any similar or successor provisions), during the Six-Month Delay and as soon as practicable after satisfaction of Section 13 of this Agreement, the Corporation will pay Executive an amount equal to the lesser of (A) the total severance scheduled to be provided under Section 10 above, or (B) two times the lesser of (1) the maximum amount that may be taken into account under a qualified plan pursuant to Code Section 401(a)(17) for the year in which Executive’s termination of employment occurs, and (2) the sum of Executive’s annualized compensation based upon the annual rate of pay for services provided to the Corporation for the taxable year of Executive preceding the taxable year of Executive in which his termination of employment occurs; provided that amounts paid under this sentence will count toward, and will not be in addition to, the total payment amount required to be made to Executive by the Corporation under Section 10 above. For purposes of this Agreement, the term “Specified Employee” has the meaning given to that term in Code Section 409A and Treasury Regulation §1.409A-1(i) (or other similar or successor provisions). The Corporation’s “specified employee identification date” (as described in Treasury Regulation §1.409A-1(i)(3) or any similar or successor provisions) will be December 31 of each year, and the Corporation’s “specified employee effective date” (as described in Treasury Regulation §1.409A-1(i)(4) or any similar or successor provisions) will be April 1 of each succeeding year.

IN WITNESS WHEREOF, this Employment Agreement has been duly executed:

IPG PHOTONICS CORPORATION By: /s/ Angelo P. Lopresti Its: Senior Vice President, General Counsel, and Secretary	EXECUTIVE /s/Valentin P. Gapontsev Valentin P. Gapontsev

EXHIBIT A
RELEASE AND WAIVER AGREEMENT
This Release and Waiver Agreement (“Agreement”) is entered into this _____ day of ______________________, 20__ by and between IPG Photonics Corporation, a Delaware corporation (the “Corporation”) and _____________________ (hereinafter “Executive”).
WHEREAS, Executive’s employment with the Corporation is terminated effective __________________, 20__ (“Termination Date”) and the Corporation and Executive have voluntarily agreed to the terms of this Agreement in exchange for severance benefits under the Employment Agreement between the parties effective [DATE], 2013, as it may be amended (“Employment Agreement”), to which Executive otherwise would not be entitled;
WHEREAS, accordingly the Corporation has determined that Executive will receive severance pay if Executive executes and complies with the terms of this Agreement; and
WHEREAS, Executive acknowledges that the consideration received by Executive under the terms of this Agreement and the Employment Agreement for the release and waiver contained herein is in addition to any consideration the Corporation is otherwise required to provide Executive.
NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth below, the parties hereby acknowledge and agree as follows:
1.Severance. In consideration for Executive’s agreements contained herein and Executive’s compliance with Executive’s continuing obligations under the Employment Agreement, including his obligations under Section 12, the Corporation will pay Executive the applicable severance provided in Section 10 [Note-actual agreement to specify the applicable subsections of Section 10(d)] of the Employment Agreement. Except as specifically provided in this Agreement, the Employment Agreement and any applicable plans, programs or arrangements of the Corporation including, without limitation, the Corporation’s Certificate of Incorporation or By-laws, as either may be amended from time to time, the IPG Photonics Corporation 2006 Incentive Compensation Plan, as amended or any successor thereto (the “Equity Plan”) and any agreements thereunder, and the indemnification agreement dated ___________ between the Corporation and Executive (the “Indemnification Agreement”), Executive shall not be entitled to any other payment, benefits or other consideration from the Corporation.

2.Waiver and Release. In consideration for the payments and benefits to be provided to Executive as set forth herein and the Employment Agreement, Executive, himself and for any person or entity that may claim by him or through him, including Executive’s heirs, executors, administrators, successors and assigns, hereby knowingly, irrevocably, unconditionally and voluntarily waives, releases and forever discharges the Corporation and each of its individual or collective past, present and future parent, subsidiaries, divisions and affiliates, its and their joint ventures and its and their respective directors, officers, associates, employees, representatives, partners, consultants insurers, attorneys, administrators, accountants, executors, heirs, successors, and agents, and each of its and their respective predecessors, successors and assigns and all persons acting by, through or in concert with any of them (hereinafter collectively referred to as “Releasees”), from any and all claims, causes of action or liabilities relating to Executive’s employment with the Corporation or the termination thereof, known or unknown, suspected or unsuspected, arising from any omissions, acts or facts that have occurred up until and including the date Executive executes this Agreement which have been or could be asserted against the Releasees, including but not limited to:

(a)    causes of action or liabilities relating to Executive’s employment with the Corporation or the termination thereof arising under Title VII of the Civil Rights Act, the Age Discrimination in Employment Act (the “ADEA”), the Employee Retirement Income Security Act, the Worker Adjustment and Retraining Notification Act, the American with Disabilities Act, the Equal Pay Act, the Family and Medical Leave Act, and the Delaware General Corporations Act as such Acts have been amended, and/or any other foreign, federal, state, municipal, or local employment discrimination statutes (including, but not limited to, claims based on age, sex, attainment of benefit plan rights, race, religion, national origin, marital status, sexual orientation, ancestry, harassment, parental status, handicap, disability, retaliation, and veteran status); and/or
(b)    causes of action or liabilities related to Executive’s employment with the Corporation or the termination thereof arising under any other federal, state, municipal, or local statute, law, ordinance or regulation; and/or
(c)    causes of action or liabilities relating to rights to or claims for pension, profit-sharing, wages, bonuses or other compensation or benefits; and/or
(d)    any other cause of action relating to Executive’s employment with the Corporation or the termination thereof including, but not limited to, actions seeking severance pay, except as provided herein, actions based upon breach of contract, wrongful termination, defamation, intentional infliction of emotional distress, tort, personal injury, invasion of privacy, defamation, discrimination, retaliation, promissory estoppel, fraud, violation of public policy, negligence and/or any other common law, or other cause of action whatsoever arising out of or relating to employment with and/or separation from employment with the Corporation and/or any of the other Releasees.
Nothing herein shall limit or impede Executive’s right to file or pursue an administrative charge with, or participate in, any investigation before the Equal Employment Opportunity Commission, or any other local, state or federal agency, and/or any causes of action which by law Executive may not legally waive. Executive agrees, however, that if Executive or anyone acting on Executive’s behalf, brings any action concerning or related to any cause of action or liability released in this Agreement, Executive waives any right to, and will not accept, any payments, monies, damages, or other relief, awarded in connection therewith.
Nothing herein shall constitute a waiver or release of any of Executive’s rights under this Agreement, any other applicable plans, programs or arrangements of the Corporation including, without limitation, the Corporation’s Certificate of Incorporation or By-laws, as either may be amended from time to time, the Equity Plan and any agreements thereunder, or under the Indemnification Agreement.
Executive expressly waives the benefits of any statute or rule of law that, if applied to this Agreement, would otherwise exclude from its binding effect any claims against the Corporation not now known by Executive to exist.
3.Nondisparagement. Executive agrees that he will not directly or indirectly, individually or in concert with others, engage in any conduct or make any statement (whether oral or written) calculated or likely to have the effect of undermining, disparaging or otherwise reflecting poorly upon the Corporation or its good will, products or business opportunities, or in any manner detrimental to the Corporation. In addition, Executive agrees not to make any disparaging remarks regarding any related, affiliated or subsidiary organizations of the Corporation. The Corporation agrees to use its reasonable best efforts to cause its officers and directors not to, directly or indirectly, individually or in concert with others, engage in any conduct or make any statement (whether oral or written) calculated or likely to have the effect of undermining, disparaging or otherwise reflecting poorly upon Executive or in any manner detrimental to Executive.

4.Cause of Action. As used in this Agreement, the phrase “cause of action” includes all claims, covenants, warranties, promises, agreements, undertakings, actions, suits, counterclaims, causes of action, complaints, charges, obligations, duties, demands, debts, accounts, judgments, costs, expenses, losses, damages and liabilities, of whatsoever kind or nature, in law, equity or otherwise.

5.No Assignment of Causes of Action. Executive represents and warrants that he has not filed or caused to be filed against the Releasees any claims, actions or lawsuits. Executive further represents and warrants that he has not sold, assigned, transferred, conveyed or otherwise disposed of to any third party, by operation of law or otherwise, any claim of any nature whatsoever relating to any matter covered by this Agreement.

6.Representations of the Corporation. The Corporation represents that it is not presently aware of any cause of action that it or any of the other Releasees have against Executive as of the date hereof. The Corporation acknowledges that the release granted by Executive in Paragraph 2 above will be null and void in the event the Corporation subsequently seeks to treat Executive’s termination of employment as “for Cause” under the last sentence of section 6(ii) of the Employment Agreement.

7.Representations of Executive. Executive represents that Executive has been given an adequate opportunity to advise the Corporation’s human resources, legal, or other relevant management division, and has so advised such division in writing, of any facts that Executive is aware of that constitute or might constitute a violation of any ethical, legal or contractual standards or obligations of the Corporation or any Affiliate. Executive further represents that Executive is not aware of any existing or threatened claims, charges, or lawsuits that he/she has not disclosed to the Corporation.

8.Notice to Seek Counsel, Consideration Period, Revocation Period. Executive acknowledges that Executive has been advised in writing hereby to consult with an attorney before signing this document and that Executive has had at least twenty-one (21) calendar days after receipt of this document to consider whether to accept or reject this Agreement. Executive understands that Executive may sign this Agreement prior to the end of such twenty-one (21) calendar day period, but is not required to do so. Under ADEA, Executive has seven (7) calendar days after Executive signs this Agreement to revoke it. Such revocation must be in writing and delivered either by hand or mailed and postmarked within the seven (7) calendar day period. If sent by mail, it is requested that it be sent by certified mail, return receipt requested to the Corporation’s General Counsel Office at 50 Old Webster Road, Oxford, MA 01540. If Executive revokes this Agreement as provided herein, it shall be null and void and Executive shall not be entitled to receive the payments as described in the first sentence of Paragraph 1 herein. If Executive does not revoke this Agreement within seven (7) calendar days of signing it, this Agreement shall become enforceable and effective on the seventh (7th) day after Executive signs this Agreement (“Effective Date”).

9.Governing Law; Disputes. Except as provided in Section 23 of the Employment Agreement, or as provided below, jurisdiction and venue over disputes with regard to this Agreement shall be exclusively in the courts of the State of Massachusetts or the United States District Court for the District of Massachusetts. This Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of Massachusetts, without regard to the choice of laws provisions of such laws. The parties agree that any action brought by a party to enforce or interpret this Agreement shall be brought in a State or Federal Court sitting in Boston, Massachusetts; except that an action by the Corporation to enforce its rights under Section 12 the Employment Agreement may also be brought in Executive’s state of residency or any other forum in which Executive is subject to personal jurisdiction. In addition, Executive and the Corporation specifically consent to personal jurisdiction in the State of Massachusetts for purposes of this Agreement.

10.Amendment; Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and the Corporation. This Agreement shall be enforced in accordance with its terms and shall not be construed against either party.

11.Severability. The parties agree that if any provision, section, subsection or other portion of this Agreement shall be determined by any court of competent jurisdiction to be invalid, illegal or unenforceable in whole or in part and such determination shall become final, such provision or portion shall be deemed to be severed or limited, but only to the extent required to render the remaining provisions and portion of this Agreement enforceable. This Agreement as thus amended will remain in full force and effect and will be binding on the parties and will be enforced so as to give effect to the intention of the parties insofar as that is possible. In addition, the parties hereby expressly empower a court of competent jurisdiction to modify any term or provision of this Agreement to the extent necessary to comply with existing law and to enforce this Agreement as modified.

12.Enforcement. This Agreement may be pleaded as a full and complete defense and may be used as the basis for an injunction against any action at law or proceeding at equity, or any private or public judicial or non-judicial proceeding instituted, prosecuted, maintained or continued in breach hereof.

13.No Enlargement of Employee Rights. Executive acknowledges that, except as expressly provided in this Agreement, any employment or contractual relationship between him and the Corporation is terminated, and that he has no future employment or contractual relationship with the Corporation other than the contractual relationship created by this Agreement, the Employment Agreement, any other applicable plans, programs or arrangements of the Corporation including, without limitation, the Corporation’s Certificate of Incorporation or By-laws, as either may be amended from time to time, the Equity Plan and any agreements thereunder, and the Indemnification Agreement. The Corporation has no obligation, contractual or otherwise, to employ or reemploy, hire or rehire, or recall or reinstate Executive in the future with the Corporation.

14.No Representations. Executive represents that he has carefully read and understands the scope and effect of the provisions of this Agreement. Executive has not relied upon any representations or statements made by the Corporation that are not specifically set forth in this Agreement.

15.Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original but both of which together will constitute one and the same instrument.

16.Withholding. The Corporation shall withhold from any payments otherwise due or payable hereunder any amounts required to be withheld in order to comply with any federal, state,

local or other income or other tax laws requiring withholding with respect to compensation and benefits provided to Executive pursuant to this Agreement.

17.Successors and Assigns. This Agreement binds and inures to the benefit of Executive’s heirs, administrators, representatives, executors, successors and assigns, and the Corporation’s successors and assigns.

18.Entire Agreement - Termination of Prior Agreements. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any previous oral and written agreements or representations relating to the subject matters herein, except for the Employment Agreement, any other applicable plans, programs or arrangements of the Corporation including, without limitation, the Corporation’s Certificate of Incorporation or By-laws, as either may be amended from time to time, the Equity Plan and any agreements thereunder, and the Indemnification Agreement.

The undersigned hereby acknowledge and agree that Executive has carefully read and fully understands all the provisions of this Agreement, has had an opportunity to seek counsel regarding it and have voluntarily entered into this Agreement by signing below as of the date(s) set forth above.
IN WITNESS WHEREOF, the parties have executed this Agreement on the date indicated above.

IPG PHOTONICS CORPORATION By: Its:	EXECUTIVE Valentin P. Gapontsev

Exhibit 10.2
SERVICE AGREEMENT
This Service Agreement (“Agreement”), executed on this 7th day of October 2013 (the “Effective Date”), by and between IPG Laser GmbH, a German limited liability company having an office at Siemensstrasse 7, D-57299 Burbach, Germany (the “Company”), and Evgeny Scherbakov, residing at Auf der Bracht 7, D-57299 Burbach, Germany (“Executive”). The Company and Executive are referred to jointly below as the “Parties.”
WHEREAS, the Company and Executive previously entered into a service agreement dated May 9, 2008, which the Company and Executive have amended from time to time (the “Prior Agreement”);
WHEREAS, the Company and Executive desire to amend and restate the Prior Agreement; and
WHEREAS, the Company desires to continue to retain Executive and Executive desires to continue his services on the terms and conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the services to be provided by Executive, the mutual terms and conditions set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
1.    Service. Executive will provide service to the Company in the position of Managing Director of the Company. Executive will report to the Company’s sole shareholder. Executive’s primary responsibility will be managing the general business and affairs of the Company, and performing related administrative duties. Executive will carry out such duties as shall be assigned from time to time by the Company’s sole shareholder, subject to applicable laws. During the Term (as defined below), Executive shall devote Executive’s reasonable best efforts, energies and abilities and Executive’s full business time, skill and attention to the business and affairs of the Company and its Affiliates (as defined below), and shall act at all times according to the highest professional standards, for the purpose of advancing the business of the Company and its Affiliates. For purposes of this Agreement, an “Affiliate” shall mean a corporation that, for purposes of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), is a Parent or Subsidiary of the Company within the meaning of Code Sections 424(e) and 424(f).
2.    Term. This Agreement shall commence on the Effective Date and shall expire on 5:00 pm E.S.T. on December 31, 2015 (the “Initial Term”), unless terminated earlier pursuant to the provisions of Sections 6, 7, 8, 9 or 10 hereof. The term of service shall be renewed automatically for successive periods of one (1) year each (a “Renewal Term”) after the expiration of the Initial Term, unless the Company provides Executive, or Executive provides the Company, with written notice to the contrary at least one hundred eighty (180) days prior to the end of the Initial Term or any Renewal Term. The Initial Term and any Renewal Terms are collectively referred to herein as the “Term.” If either the Company or Executive elect not to renew the Term of this Agreement in accordance with this Section 2 and Executive thereafter continues to provide services to the Company or its Affiliates, Executive shall be retained on an at-will basis and the terms of such service and any subsequent termination of service shall be subject solely to the Company’s general practices and policies. In the event of a “Change in Control” of the Company (as such term is defined in the IPG Photonics Corporation 2006 Incentive Compensation Plan, as amended (the “Equity Plan”)) during the Term, the Term automatically will be extended until the later of (i) the second anniversary of the Change in Control, or (ii) the scheduled expiration of the then-current Term.

3.    Compensation.
(i)    Salary. The Company shall pay to Executive a salary at a monthly rate of €23,275 on the basis of a 14-month year for a gross annual base salary (“Base Salary”) of Three Hundred, Twenty-five Thousand, Eight Hundred and Forty-four Euros (€325,844) effective as of the Effective Date. The Company will pay Executive’s Base Salary in equal installments in accordance with the Company’s standard payroll policies and schedule, subject to tax and elective withholding and deductions. Thereafter, the Board of Directors of the Company’s shareholder (the “Board”), or such committee of the Board as is responsible for setting the compensation of senior executive officers, shall review Executive’s performance and Base Salary annually in January of each year, in light of competitive data, the Company’s performance, and Executive’s performance, and determine whether to increase Executive’s Base Salary on a prospective basis. The first review shall be in January 2014. Such adjusted annual salary then shall become Executive’s “Base Salary” for purposes of this Agreement.
(ii)    Annual Bonus. Executive will be eligible for an annual cash bonus (the “Bonus”), based on performance, and calculated as a percentage of Executive’s Base Salary. The Bonus will be paid within 2½ months of the close of the calendar year in which Executive becomes vested in such Bonus.
(iii)    Equity Compensation. Executive will be eligible to participate in any long-term incentive plans, and/or equity-based compensation plans established or maintained by the Company’s shareholder for its senior executive officers or employees, including, but not limited to, the Equity Plan.
4.    Benefits.
(i)    Executive shall be entitled to the extent eligible to participate in any benefit plans as may be adopted and modified by the Company from time to time, including without limitation health, dental and medical plans, life and disability insurance, paid vacation, holiday, and retirement plans. The benefits available to Executive shall be no less favorable than those available to other executives at similar levels within the organization or to the employees of the Company at the location where Executive works. Benefits provided under this Agreement shall be subject to the terms and conditions of any applicable benefit plan, including any eligibility and vesting requirements, as such plans may be in effect from time to time.
(ii)    Executive shall be entitled to five weeks of paid vacation each year. The maximum number of accrued vacation hours that Executive can have at any point in time is equal to the total vacation hours earned in the last twelve months, plus one week of vacation carried over from the prior twelve months of service.
(iii)    Executive shall have the right to a luxury class car which may be also used for personal purposes.
5.    Other Activities. The retention of Executive shall be on a full-time basis, but Executive may be an investor or otherwise have an interest in or serve on the board of directors or advisory board to other businesses, partnerships and entities so long as the other activities of Executive do not materially interfere with the performance of Executive’s duties to the Company, so long as such other activities do not cause Executive to violate the Restrictive Covenants defined and incorporated herein in Section 12 of this Agreement and Executive discloses all such activities to the Chief Executive Officer and the Board. Nothing in this provision or this Agreement limits or restricts Executive’s duties and obligations, including the duty of loyalty, that arise under the law.
6.    Termination by the Company. The Company may terminate Executive’s service during the Term:
(i)    without Cause (as defined below) by giving Executive sixty (60) calendar days’ prior written notice, or
(ii)    for Cause (as defined below) by delivering to Executive a copy of a resolution duly adopted by the affirmative vote of a majority of the independent directors of the Board then in office at a meeting of the Board called and held for such purpose, finding that, Executive has committed an act set forth below in this Section 6. Nothing herein shall limit Executive’s right or Executive’s beneficiaries’ right to contest the validity or propriety of any such determination. For purposes of this Agreement, “Cause” shall mean: (A) an act of fraud, embezzlement or theft by Executive in connection with Executive’s duties or in the course of Executive’s service to the Company or an Affiliate; (B) Executive’s intentional wrongful damage to the property of the Company or its Affiliates; (C) Executive’s intentional breach of Section 12 hereof while Executive remains in the employ of the Company or an Affiliate; (D) an act of Gross Misconduct (as defined below); or (E) a felony conviction or a conviction for a misdemeanor involving moral turpitude; and, in each case, the reasonable, good faith determination by the Board as hereafter provided that any such act or omission shall have been materially harmful to the Company or an Affiliate. For purposes of this Agreement, “Gross Misconduct” shall mean a willful or grossly negligent act or omission that has or will have a material and adverse impact on the business or reputation of the Company or its Affiliates, or on the business of the customers or suppliers of the Company or its Affiliates as such relate to the Company. In addition, Executive’s service shall be deemed to have terminated for Cause if, based on facts and circumstances discovered after Executive’s service has terminated, the Board determines in reasonable good faith, within one year after Executive’s service terminated, and after appropriate investigation and an opportunity for Executive to be interviewed (with or without counsel as Executive may determine) by a subcommittee of the independent Board members or its representative, that Executive committed an act during the Term that would have justified a termination for Cause.
7.    Termination by Executive. Executive may terminate his service during the Term by giving the Company sixty (60) calendar days’ prior written notice; provided that, if Executive purports to terminate his service during the Term for Good Reason (as defined below), Executive must give the Company written notice of his intent to terminate for Good Reason within sixty (60) days of the occurrence of the event that allegedly constitutes Good Reason. The Company shall have a right to cure the event alleged to constitute Good Reason for a period of thirty (30) calendar days after notice from Executive of his intention to terminate for Good Reason. In the event of termination by notice under the first sentence of this Section 7, the Company in its discretion may elect a termination date that is earlier than the conclusion of the sixty (60) calendar day notice period, but the termination shall still be deemed a voluntary termination by Executive with Good Reason under this Section. “Good Reason” means the occurrence of any of the following events without Executive’s express written consent:
(i)    The material reduction of Executive’s authorities, duties, or responsibilities with the Company;
(ii)    A material reduction by the Company of Executive’s Base Salary, other than a reduction approved by the Board that similarly applies to all executive officers of the Company, provided that such a reduction in Base Salary shall not exceed more than twenty percent (20%) of the then Base Salary;

(iii)    A relocation of the offices of Executive to a place greater than fifty (50) miles in distance from the current executive offices of the Company in Burbach, Germany; or
(iv)    Any action or inaction that constitutes a material breach by the Company of this Agreement.
The Company shall have no obligations to Executive after Executive’s last day of service following termination of service under this Section, except as specifically set forth in this Agreement or under any applicable plans, programs or arrangements of the Company including, without limitation, its Articles of Association or similar organizational documents, as either may be amended from time to time, the Equity Plan and any agreements thereunder, and the indemnification agreement described in Section 14.
8.    Automatic Termination. Notwithstanding the provisions of Section 2, Executive’s service shall automatically terminate upon Executive’s death or Disability (as defined below). Executive shall be deemed to have a “Disability” for purposes of this Agreement if Executive is unable to perform substantially, by reason of physical or mental incapacity, Executive’s duties or obligations under this Agreement, with or without reasonable accommodation as defined in the Americans with Disabilities Act and implementing regulations, for a period of one hundred and eighty (180) consecutive calendar days in any 360-calendar day period. The Board shall determine, in the good faith exercise of its reasonable discretion, according to the facts then available, whether and when the Disability of Executive has occurred.
9.    Term of Agreement. Any termination of Executive’s service shall also end the Term. For purposes of this Agreement, Executive’s service with the Company and its Affiliates shall be deemed to be terminated when Executive has a “separation from service” within the meaning of Code Section 409A, and references in this Agreement to termination of service shall be deemed to refer to such a separation from service. Upon Executive’s separation from service for any reason, Executive shall be deemed to have resigned as of the date of Executive’s separation from service from all offices, directorships and fiduciary positions with the Company, its Affiliates, and employee benefit plans of the Company and its Affiliates unless Executive is affirmatively re-appointed or re-elected to such position as of the date of Executive’s separation from service.
10.    Certain Obligations of the Company Following Termination of Executive’s Service. Following termination of Executive’s service during the Term under the circumstances described below, the Company will pay to Executive the following compensation and provide the following benefits in addition to any benefits to which Executive may be entitled by law in full satisfaction and final settlement of any and all claims and demands that Executive or the Company may have against the other under this Agreement:
(i)    Termination of Service for Any Reason. In the event of Executive’s termination of service for any reason, the Company shall pay or provide Executive (a) any unpaid Base Salary through the date of termination and (b) any benefits (including, without limitation, any unused vacation accrued in accordance with Section 4(ii)) accrued, earned or vested, and any unreimbursed expenses incurred, up to and including the effective date of such termination to which Executive may be entitled under the terms of any applicable arrangement, plan or program (collectively, the “Accrued Amounts”).
(ii)    Without Cause by the Company or for Good Reason by Executive. If, during the Term, the Company terminates Executive’s service without Cause under Section 6(i) hereof or Executive terminates his service for Good Reason under Section 7 hereof, Executive shall be entitled to the following payments and benefits, subject to Section 13:

(a)    The Accrued Amounts, as soon as reasonably practicable following the date of termination;
(b)    Any Bonus that has been actually earned as of or prior to the termination date, but has not been paid, payable at the time payment is made to other similarly-situated executives of Company or its Affiliates, but in no event later than two and a half (2½) months after the close of the calendar year in which Executive becomes vested in such Bonus;
(c)    A pro rata portion of the amount of Bonus, if any, Executive would have received pursuant to Section 3(ii) for the year in which Executive’s service terminated. The Company shall determine what annual Bonus, if any, Executive would have earned had he been providing services through the end of the applicable period (the “Base Incentive Amount”), in accordance with the methods used to calculate the annual Bonus for the Company’s other similarly-situated executives; provided that, with respect to the personal performance evaluation element of the annual Bonus calculation, if all financial metric components meet or exceed Target II, Executive shall be deemed awarded one hundred percent (100%) of the potential personal performance evaluation bonus; if no financial metric bonus is awarded, no personal performance evaluation bonus will be deemed awarded, and amounts in between will be determined by linear interpolation between Target I and Target II. The pro rata portion to be paid pursuant to this paragraph shall be determined by multiplying the Base Incentive Amount by a fraction, the numerator of which is the number of calendar days from the beginning of the applicable annual period in which the termination occurred through the date of termination and the denominator of which is 365. Any payment due under this paragraph shall be paid at the time payment is made to other similarly-situated executives of the Company, but in no event later than two and a half (2½) months after the close of the calendar year in which Executive would have become vested in such Bonus;
(d)    Continuing payments of Base Salary, payable in accordance with regular payroll practices of the Company, for eighteen (18) months following the date of termination; and
(e)    Cash reimbursement of amounts paid by Executive (sufficient to cover full family health care premiums) for a period of eighteen (18) months following the termination of Executive’s service if Executive elects continuation of coverage. The foregoing notwithstanding, the Company’s obligation to reimburse described in the preceding sentence shall cease on the date Executive becomes eligible for coverage under another group health plan offered by a new employer of Executive or covered under a group health plan of the employer of Executive’s spouse, in either case, which does not impose pre-existing condition limitations on Executive’s coverage. Nothing herein shall be construed to extend the period of time over which health care premium continuation coverage shall be provided to Executive or his dependents beyond that mandated by law.
If, during the Term, the Company terminates Executive’s service without Cause under Section 6(i) hereof or Executive terminates his service for Good Reason under Section 7 hereof, for purposes of determining the vested portions of Executive’s stock options and any other equity compensation awards then outstanding, Executive shall be deemed to have terminated service twelve (12) months following the date of Executive’s actual termination of service.
(iii)    Termination by Executive Without Good Reason or by the Company for Cause. If, during the Term, Executive terminates his service under Section 7(i) hereof without Good Reason or the Company terminates Executive’s service under Section 6(ii) hereof for Cause, Executive shall be entitled to no further compensation or other benefits under this Agreement except for the Accrued Amounts, payable in a single lump sum as soon as practicable following the date of termination.
(iv)    Death; Disability. If Executive’s service is terminated during the Term by reason of Executive’s death or for Disability, Executive or Executive’s estate, as the case may be, shall be entitled to the following payments:
(a)    The Accrued Amounts, as soon as reasonably practicable following the date of termination;
(b)    Any Bonus that has been actually earned as of or prior to the termination date, but has not been paid, payable at the time payment is made to other similarly-situated executives of the Company or its Affiliates, but in no event later than two and a half (2½) months after the close of the calendar year in which Executive becomes vested in such Bonus; and
(c)    The amount payable, if any, as determined pursuant to Section 10(ii)(c), payable at the time payment is made to other similarly-situated executives of the Company or its Affiliates, but in no event later than two and a half (2½) months after the close of the calendar year in which Executive becomes vested in such Bonus.
If Executive’s service is terminated during the Term by reason of Executive’s death or for Disability, the treatment of any equity compensation awards held by Executive shall be governed by the terms of the plan or agreement under which such awards were granted.
(v)    Termination on or After a Change in Control. If, within twenty-four (24) months following a Change in Control (as defined in the Equity Plan), the Company terminates Executive’s service without Cause under Section 6(i) hereof or Executive terminates his service for Good Reason under Section 7 hereof, Executive shall be entitled to the following payments, subject to Section 13:
(a)    The Accrued Amounts, as soon as reasonably practicable following the date of termination;
(b)    Any Bonus that has been actually earned as of or prior to the termination date, but has not been paid, payable at the time payment is made to other similarly-situated executives of the Company or its Affiliates, but in no event later than two and a half (2½) months after the close of the calendar year in which Executive becomes vested in such Bonus;
(c)    The amount payable, if any, as determined pursuant to Section 10(ii)(c), payable at the time payment is made to other similarly-situated executives of the Company or its Affiliates, but in no event later than two and a half (2½) months after the close of the calendar year in which Executive would have become vested in such Bonus;
(d)    Continuing payments of Base Salary, payable in accordance with regular payroll practices of the Company, for twenty-four (24) months following the date of termination;
(e)    Cash reimbursement of amounts paid by Executive (sufficient to cover full family health care premiums) for a period of twenty-four (24) months following the termination of Executive’s service if Executive elects continuation of coverage. The foregoing notwithstanding, the Company’s obligation to reimburse described in the preceding sentence shall cease on the date Executive becomes eligible for coverage under another group health plan offered by a new employer of Executive or covered under a group health plan of the employer of Executive’s spouse, in either case, which does not impose pre-existing condition limitations on Executive’s coverage. Nothing herein shall be construed to extend the period of time over which health care premium continuation coverage shall be provided to Executive or his dependents beyond that mandated by law. ;
(f)    A lump sum cash amount equal to two (2) times Executive’s average annual Bonus over the three (3) completed years immediately preceding the date of the Change in Control, payable as soon as reasonably practicable after the date of termination; and
(g)    All equity (including options, RSUs and other stock) awards outstanding as of the Change in Control and held by Executive on the date of termination shall immediately vest and become non-forfeitable.
(vi)    Expiration. If the Term of this Agreement expires due to either the Company or Executive electing not to renew the Term in accordance with Section 2, and the Company does not offer Executive continued service in the same or a substantially similar position as, or in a higher position than, his position on the date of the expiration of the Term, and at a compensation level that is the same or substantially similar to that in effect on the date of the expiration of the Term, Executive shall be entitled to resign from service with the Company and receive the following payments:
(a)    The Accrued Amounts, as soon as reasonably practicable following the date of termination;
(b)    Any Bonus that has been actually earned as of or prior to the termination date, but has not been paid, payable at the time payment is made to other similarly-situated executives of the Corporation, but in no event later than two and a half (2½) months after the close of the calendar year in which Executive becomes vested in such Bonus;
(c)    The amount payable, if any, as determined pursuant to Section 10(ii)(c), payable at the time payment is made to other similarly-situated executives of the Corporation, but in no event later than two and a half (2½) months after the close of the calendar year in which Executive would have become vested in such Bonus;
(d)    Continuing payments of Base Salary, payable in accordance with regular payroll practices of the Company, for twelve (12) months following the date of termination; and
(e)    Cash reimbursement of amounts paid by Executive (sufficient to cover full family health care premiums) for a period of eighteen (18) months following the termination of Executive’s service if Executive elects continuation of coverage. The foregoing notwithstanding, the Company’s obligation to reimburse described in the preceding sentence shall cease on the date Executive becomes eligible for coverage under another group health plan offered by a new employer of Executive or covered under a group health plan of the employer of Executive’s spouse, in either case, which does not impose pre-existing condition limitations on Executive’s coverage. Nothing herein shall be construed to extend the period of time over which health care premium continuation coverage shall be provided to Executive or his dependents beyond that mandated by law. The foregoing notwithstanding, the Company’s obligation to such health care premiums described in the preceding sentence shall cease on the date Executive becomes eligible for coverage under another group health plan offered by a new employer of Executive or covered under a group health plan of the employer of Executive’s spouse, in either case, which does not impose pre-existing condition limitations on Executive’s coverage.
Except as provided in Section 10(i), Executive shall not be entitled to payment of the amounts described in this subsection (vi) if the Company offers Executive continued service in the same or a substantially similar position as, or in a higher position than, his position on the date of expiration of the Term, and at a compensation level that is the same or a substantially similar to that in effect on the date of the expiration of the Term, and Executive declines the offer.
(vii)    No Mitigation or Offset. In the event of any termination of Executive’s service under this Section 10, Executive shall be under no obligation to seek other employment or assignments or otherwise mitigate his damages, and there shall be no offset against amounts due to Executive under this Agreement on account of any remuneration or benefit attributable to any subsequent employment or assignment obtained by Executive, except as provided in Sections 10(ii)(e), 10(v)(e) and 10(vi)(e).
(viii)    Compensation Recovery Policy. Notwithstanding any provision in this Agreement to the contrary, payments under this Agreement will be subject to any Compensation Recovery Policy established by the Company and amended from time to time.
11.    Nature of Payments. Upon termination of service pursuant to Sections 6, 7, 8 or 9, Executive will be released from any duties and obligations to the Company set forth in this Agreement (except the duties and obligations under the Restrictive Covenants and as set forth in Section 12 hereof and the obligation under Sections 13 and 23) and the obligations of the Company to Executive under this Agreement will be as set forth in Section 10.
12.    Restrictive Covenants. Executive has executed and delivered a Confidentiality, Non-Competition and Confirmatory Assignment Agreement prior to or contemporaneous with the date of this Agreement (together with any similar or successor agreements, referred to herein as the “Restrictive Covenants”), and Executive agrees that, as part of this Agreement, Executive shall comply with the terms of the Restrictive Covenants. Notwithstanding Section 10(iii) of this Agreement, if (a) Executive terminates service other than for Good Reason and, thus, is not entitled to the payments and benefits under Section 10(ii) of this Agreement, and (b) (i) Executive receives a written offer of employment during the Non-Competition Period set forth in Section 2(a) of the Restrictive Covenant, or (ii) Executive is not able to find suitable employment in his field in relation to his skills, position and base salary, which employment would not contravene Section 2(a) of the Restrictive Covenant, after a good faith effort by Executive to search for such employment, and (iii) the Company notifies Executive that it intends to enforce the non-compete provisions of such Section 2(a) against Executive, then the Company shall pay to Executive an amount equal to the semi-monthly amount of Executive’s Base Salary for each semi-monthly payroll period beginning (A) on the effective date of the written offer of employment referred to above or (B) during the period in which Executive is not able to find suitable employment, and ending on the earliest to occur of (I) the end of the Non-Competition Period set forth in such Section 2(a), or (II) the date as of which Executive begins new employment with an employer, which employment would not contravene Section 2(a) of the Restrictive Covenant. For the avoidance of doubt, the non-competition and other provisions of the Restrictive Covenants in all events shall continue to apply until the end of the Non-Competition Period set forth in Section 2(a) of the Restrictive Covenant, regardless of Executive’s new employment with an employer that would not contravene Section 2(a) of the Restrictive Covenant, the subsequent termination of such employment or any other event.
13.    Release. Any and all amounts payable and benefits or additional rights provided pursuant to this Agreement beyond Accrued Amounts shall only be payable if Executive delivers to the Company an original, signed release of claims of Executive occurring up to the release date, in a form substantially the same as attached hereto as Exhibit A (the “Release”). The Company shall deliver the Release to Executive within ten (10) calendar days of the date Executive’s service terminates and Executive must deliver to the Company and not revoke an executed and enforceable Release no later than sixty (60) calendar days after the date Executive’s service terminates (the “Release Deadline”). Payment of the amounts described in Section 10 shall commence no earlier than the date on which Executive delivers to the Corporation and does not revoke an executed and enforceable release as described herein. As part of the Release, Executive shall affirm that Executive (i) has advised the Company in writing, of any facts that Executive is aware of that constitute or might constitute a violation of any ethical, legal or contractual standards or obligations of the Company or any Affiliate, and (ii) is not aware of any existing or threatened claims, charges, or lawsuits that Executive has not disclosed to the Company.
14.    Indemnification. IPG Photonics Corporation shall maintain a directors’ and officers’ liability insurance policy covering Executive on the same basis as in effect for other senior executive employees, and shall provide indemnity to Executive by a separate, written indemnification agreement.
15.    Notices. Any and all notices, requests, demands, and other communications provided for herein shall be sufficient if in writing and shall be deemed to have been duly given if delivered by hand or if sent by registered or certified mail, return receipt requested. Notice shall be deemed to have been given when notice is received by the party on whom the notice was served. Notice to the Company shall be addressed to the Company at its principal office, with attention to the General Counsel, and notice to Executive shall be addressed to Executive at Executive’s last address as shown on the records of the Company.
16.    Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the substantive laws of the Commonwealth of Massachusetts except that the social security insurance and mandatory statutory provisions set forth under company law shall be governed by the laws of the Federal Republic of Germany, without regard to its internal conflicts of law provisions.
17.    Severability. In the event that any provision of this Agreement shall be determined to be invalid, illegal or otherwise unenforceable or contrary to law or public policy, the enforceability of the other provisions in this Agreement shall not be affected thereby.
18.    Assignment; Successors. Executive recognizes that this is an agreement for personal services and that Executive may not assign this Agreement. The Agreement shall inure to the benefit of and be binding upon the Company’s successors and assigns.
19.    Entire Agreement/Amendment. This Agreement and the Confidentiality, Non-Competition and Confirmatory Assignment Agreement referred to in Section 12 constitute the entire agreement between the Parties with respect to the subject matter hereof and supersedes any and all other agreements, either oral or in writing (including the Prior Agreement), among the Parties hereto with respect to the subject matter hereof. This Agreement may not be amended except by written agreement signed by both Parties.
20.    Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement (and all signatures need not appear on any one counterpart), and this Agreement shall become effective when one or more counterparts has been signed by each of the Parties hereto and delivered to each of the other Parties hereto.
21.    Waiver. The failure of either of the Parties to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of either of the Parties to enforce each and every provision of this Agreement. No waiver of any breach of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party against whom or which enforcement of such waiver is sought, and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.
22.    Capacity. Executive and the Company hereby represent and warrant to the other that: (i) Executive or the Company has full power, authority and capacity to execute and deliver this Agreement, and to perform Executive’s or the Company’s obligations hereunder; (ii) such execution, delivery and performance will not (and with the giving of notice or lapse of time or both would not) result in the breach of any agreements or other obligations to which Executive or the Company is a party or Executive or the Company is otherwise bound; and (iii) this Agreement is Executive’s or the Company’s valid and binding obligation in accordance with its terms.
23.    Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach thereof or otherwise arising out of Executive's service or the termination of that service (including, without limitation, any claims of unlawful service discrimination whether based on age or otherwise) shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of the International Arbitration Association ("IAA") in Frankfurt/Main, Germany in accordance with the rules of the IAA governing dispute resolution of personal services, including, but not limited to, the rules and procedures applicable to the selection of arbitrators. In the event that any person or entity other than Executive or the Company may be a party with regard to any such controversy or claim, such controversy or claim shall be submitted to arbitration subject to such other person or entity’s agreement. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. This Section 23 shall be specifically enforceable. Notwithstanding the foregoing, this Section 23 shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; provided that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 23. Punitive and consequential damages shall not be permitted as an award and each party shall bear the fees and expenses of its own counsel and expert witnesses.
24.    Consent to Jurisdiction. To the extent that any court action is permitted consistent with or to enforce Section 23 of this Agreement, the parties hereby consent to the jurisdiction of the Superior Court of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, Worcester Division. Accordingly, with respect to any such court action, Executive (a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.
25.    Survival. All Sections of this Agreement survive beyond the Term, except those in Section 1 through 5, and as otherwise specifically stated.
26.    German Civil Code. Executive shall be exempt from the restrictions of §181 of the German Civil Code, provided that Executive shall first obtain the prior written consent of IPG Photonics Corporation with respect to the transaction.

1.	IN WITNESS WHEREOF, this Service Agreement has been duly executed:

2.	/s/Valentin P. Gapontsev /s/Evgeny Scherbakov
Valentin P. Gapontsev            Evgeny Scherbakov
Geschaftsfuhrer, CEO            Managing Director
IPG Laser GmbH

IPG Photonics Corporation

/s/Valentin P. Gapontsev_ _
By: Valentin P. Gapontsev
Chief Executive Officer

EXHIBIT A
RELEASE AND WAIVER AGREEMENT
This Release and Waiver Agreement (“Agreement”) is entered into this _____ day of ______________________, _____ by and between IPG Laser GmbH, a German limited liability company having an office at Siemensstrasse 7, D-57299 Burbach, Germany (the “Company”), and Eugene Scherbakov, residing at Auf der Bracht 7, D-57299 Burbach, Germany Company(hereinafter “Executive”).
WHEREAS, Executive’s service with the Company is terminated effective __________________, 20__ (“Termination Date”) and the Company and Executive have voluntarily agreed to the terms of this Agreement in exchange for severance benefits under the Service Agreement between the parties effective [DATE], 20__ (“Service Agreement”), to which Executive otherwise would not be entitled;
WHEREAS, accordingly the Company has determined that Executive will receive severance pay if Executive executes and complies with the terms of this Agreement; and
WHEREAS, Executive acknowledges that the consideration received by Executive under the terms of this Agreement and the Service Agreement for the release and waiver contained herein is in addition to any consideration the Company is otherwise required to provide Executive.
NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth below, the parties hereby acknowledge and agree as follows:
1.    Severance. In consideration for Executive’s agreements contained herein and Executive’s compliance with Executive’s continuing obligations under the Service Agreement, including his obligations under Section 12, the Company will pay Executive the applicable severance provided in Section 10 [Note-actual agreement to specify the applicable subsections of Section 10(d)] of the Service Agreement. Except as specifically provided in this Agreement, the Service Agreement and any applicable plans, programs or arrangements of the Company or its Affiliates including, without limitation, IPG Photonics Corporation’s (the “Corporation”) Certificate of Incorporation or By-laws, its 2006 Incentive Compensation Plan, as amended or any successor thereto (the “Equity Plan”) and any agreements thereunder, and the indemnification agreement dated ___________________ between the Corporation and Executive (the “Indemnification Agreement”), Executive shall not be entitled to any other payment, benefits or other consideration from the Company or its Affiliates.
2.    Waiver and Release. In consideration for the payments and benefits to be provided to Executive as set forth herein and the Service Agreement, Executive, himself and for any person or entity that may claim by him or through him, including Executive’s heirs, executors, administrators, successors and assigns, hereby knowingly, irrevocably, unconditionally and voluntarily waives, releases and forever discharges the Company and each of its individual or collective past, present and future parent, subsidiaries, divisions and affiliates, its and their joint ventures and its and their respective directors, officers, associates, employees, representatives, partners, consultants insurers, attorneys, administrators, accountants, executors, heirs, successors, and agents, and each of its and their respective predecessors, successors and assigns and all persons acting by, through or in concert with any of them (hereinafter collectively referred to as “Releasees”), from any and all claims, causes of action or liabilities relating to Executive’s service to the Company or the termination thereof, known or unknown, suspected or unsuspected, arising from any omissions, acts or facts that have occurred up until and including the date Executive executes this Agreement which have been or could be asserted against the Releasees, including but not limited to:
(a)    causes of action or liabilities relating to Executive’s service to the Company or the termination thereof arising under Title VII of the Civil Rights Act, the Age Discrimination in

Employment Act (the “ADEA”), the Employee Retirement Income Security Act, the Worker Adjustment and Retraining Notification Act, the American with Disabilities Act, the Equal Pay Act, the Family and Medical Leave Act, and the Delaware General Corporation Act as such Acts have been amended, and/or any other foreign, federal, state, municipal, or local employment discrimination statutes (including, but not limited to, claims based on age, sex, attainment of benefit plan rights, race, religion, national origin, marital status, sexual orientation, ancestry, harassment, parental status, handicap, disability, retaliation, and veteran status); and/or
(b)    causes of action or liabilities related to Executive’s service with the Company or the termination thereof arising under any other federal, state, municipal, or local statute, law, ordinance or regulation; and/or
(c)    causes of action or liabilities relating to rights to or claims for pension, profit-sharing, wages, bonuses or other compensation or benefits; and/or
(d)    any other cause of action relating to Executive’s service to the Company or the termination thereof including, but not limited to, actions seeking severance pay, except as provided herein, actions based upon breach of contract, wrongful termination, defamation, intentional infliction of emotional distress, tort, personal injury, invasion of privacy, defamation, discrimination, retaliation, promissory estoppel, fraud, violation of public policy, negligence and/or any other common law, or other cause of action whatsoever arising out of or relating to service to and/or separation from service to the Company and/or any of the other Releasees.
Nothing herein shall limit or impede Executive’s right to file or pursue an administrative charge with, or participate in, any investigation before the Equal Employment Opportunity Commission, or any other local, state or federal agency, and/or any causes of action which by law Executive may not legally waive. Executive agrees, however, that if Executive or anyone acting on Executive’s behalf, brings any action concerning or related to any cause of action or liability released in this Agreement, Executive waives any right to, and will not accept, any payments, monies, damages, or other relief, awarded in connection therewith.
Nothing herein shall constitute a waiver or release of any of Executive’s rights under this Agreement, any other applicable plans, programs or arrangements of IPG Photonics Corporation or its Affiliates including, without limitation, its Certificate of Incorporation or By-laws, as either may be amended from time to time, the Equity Plan and any agreements thereunder, or under the Indemnification Agreement.
Executive expressly waives the benefits of any statute or rule of law that, if applied to this Agreement, would otherwise exclude from its binding effect any claims against the Company not now known by Executive to exist.
3.    Nondisparagement. Executive agrees that he will not directly or indirectly, individually or in concert with others, engage in any conduct or make any statement (whether oral or written) calculated or likely to have the effect of undermining, disparaging or otherwise reflecting poorly upon the Company or its good will, products or business opportunities, or in any manner detrimental to the Company. In addition, Executive agrees not to make any disparaging remarks regarding any related, affiliated or subsidiary organizations of the Company. The Company agrees to use its reasonable best efforts to cause its officers and directors not to, directly or indirectly, individually or in concert with others, engage in any conduct or make any statement (whether oral or written) calculated or likely to have the effect of undermining, disparaging or otherwise reflecting poorly upon Executive or in any manner detrimental to Executive.

4.    Cause of Action. As used in this Agreement, the phrase “cause of action” includes all claims, covenants, warranties, promises, agreements, undertakings, actions, suits, counterclaims, causes of action, complaints, charges, obligations, duties, demands, debts, accounts, judgments, costs, expenses, losses, damages and liabilities, of whatsoever kind or nature, in law, equity or otherwise.
5.    No Assignment of Causes of Action. Executive represents and warrants that he has not filed or caused to be filed against the Releasees any claims, actions or lawsuits. Executive further represents and warrants that he has not sold, assigned, transferred, conveyed or otherwise disposed of to any third party, by operation of law or otherwise, any claim of any nature whatsoever relating to any matter covered by this Agreement.
6.    Representations of the Company. The Company represents that it is not presently aware of any cause of action that it or any of the other Releasees have against Executive as of the date hereof. The Company acknowledges that the release granted by Executive in Paragraph 2 above will be null and void in the event the Company subsequently seeks to treat Executive’s termination of service as “for Cause” under the last sentence of section 6(ii) of the Service Agreement.
7.    Representations of Executive. Executive represents that Executive has been given an adequate opportunity to advise the Company’s human resources, legal, or other relevant management division, and has so advised such division in writing, of any facts that Executive is aware of that constitute or might constitute a violation of any ethical, legal or contractual standards or obligations of the Company or any Affiliate. Executive further represents that Executive is not aware of any existing or threatened claims, charges, or lawsuits that he/she has not disclosed to the Company.
8.    Notice to Seek Counsel, Consideration Period, Revocation Period. Executive acknowledges that Executive has been advised in writing hereby to consult with an attorney before signing this document and that Executive has had at least twenty-one (21) calendar days after receipt of this document to consider whether to accept or reject this Agreement. Executive understands that Executive may sign this Agreement prior to the end of such twenty-one (21) calendar day period, but is not required to do so. Under ADEA, Executive has seven (7) calendar days after Executive signs this Agreement to revoke it. Such revocation must be in writing and delivered either by hand or mailed and postmarked within the seven (7) calendar day period. If sent by mail, it is requested that it be sent by certified mail, return receipt requested to the Corporation’s General Counsel Office at 50 Old Webster Road, Oxford, MA 01540. If Executive revokes this Agreement as provided herein, it shall be null and void and Executive shall not be entitled to receive the payments as described in the first sentence of Paragraph 1 herein. If Executive does not revoke this Agreement within seven (7) calendar days of signing it, this Agreement shall become enforceable and effective on the seventh (7th) day after Executive signs this Agreement (“Effective Date”).
9.    Governing Law; Disputes. Except as provided in Section 23 of the Service Agreement, or as provided below, jurisdiction and venue over disputes with regard to this Agreement shall be exclusively in the courts of the State of Massachusetts or the United States District Court for the District of Massachusetts. This Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of Massachusetts, without regard to the choice of laws provisions of such laws. The parties agree that any action brought by a party to enforce or interpret this Agreement shall be brought in a State or Federal Court sitting in Boston, Massachusetts; except that an action by the Company to enforce its rights under Section 12 the Service Agreement may also be brought in Executive’s state of residency or any other forum in which Executive is subject to personal jurisdiction. In addition, Executive and the Company specifically consent to personal jurisdiction in the State of Massachusetts for purposes of this Agreement.

10.    Amendment; Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and the Company. This Agreement shall be enforced in accordance with its terms and shall not be construed against either party.
11.    Severability. The parties agree that if any provision, section, subsection or other portion of this Agreement shall be determined by any court of competent jurisdiction to be invalid, illegal or unenforceable in whole or in part and such determination shall become final, such provision or portion shall be deemed to be severed or limited, but only to the extent required to render the remaining provisions and portion of this Agreement enforceable. This Agreement as thus amended will remain in full force and effect and will be binding on the parties and will be enforced so as to give effect to the intention of the parties insofar as that is possible. In addition, the parties hereby expressly empower a court of competent jurisdiction to modify any term or provision of this Agreement to the extent necessary to comply with existing law and to enforce this Agreement as modified.
12.    Enforcement. This Agreement may be pleaded as a full and complete defense and may be used as the basis for an injunction against any action at law or proceeding at equity, or any private or public judicial or non-judicial proceeding instituted, prosecuted, maintained or continued in breach hereof.
13.    No Enlargement of Rights. Executive acknowledges that, except as expressly provided in this Agreement, any employment or contractual relationship between him and the Company is terminated, and that he has no future employment or contractual relationship with the Company other than the contractual relationship created by this Agreement, the Service Agreement, any other applicable plans, programs or arrangements of the Company including, without limitation, the Corporation’s Certificate of Incorporation or By-laws, as either may be amended from time to time, the Equity Plan and any agreements thereunder, and the Indemnification Agreement. The Company has no obligation, contractual or otherwise, to employ or reemploy, hire or rehire, or recall or reinstate Executive in the future with the Company.
14.    No Representations. Executive represents that he has carefully read and understands the scope and effect of the provisions of this Agreement. Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.
15.    Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original but both of which together will constitute one and the same instrument.
16.    Withholding. The Company shall withhold from any payments otherwise due or payable hereunder any amounts required to be withheld in order to comply with any federal, state, local or other income or other tax laws requiring withholding with respect to compensation and benefits provided to Executive pursuant to this Agreement.
17.    Successors and Assigns. This Agreement binds and inures to the benefit of Executive’s heirs, administrators, representatives, executors, successors and assigns, and the Company’s successors and assigns.
18.    Entire Agreement - Termination of Prior Agreements. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any previous oral and written agreements or representations relating to the subject matters herein, except for the Service Agreement, any other applicable plans, programs or arrangements of the Company including, without limitation, the Corporation’s Certificate of Incorporation or By-laws, as either may be amended from time to time, the Equity Plan and any agreements thereunder, and the Indemnification Agreement.

The undersigned hereby acknowledge and agree that Executive has carefully read and fully understands all the provisions of this Agreement, has had an opportunity to seek counsel regarding it and have voluntarily entered into this Agreement by signing below as of the date(s) set forth above.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date indicated above.

IPG PHOTONICS CORPORATION By: Its:	EXECUTIVE

IPG Laser GmbH                    EXECUTIVE

By:___________________________________    ___________________________
Its:___________________________________

Exhibit 10.3
FORM OF
EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”), executed on this 7th day of October 2013 (the “Effective Date”), by and between IPG Photonics Corporation, a Delaware corporation having an office at 50 Old Webster Road, Oxford, MA 01540 (the “Corporation”), and _________________ (“Executive”). The Corporation and Executive are referred to jointly below as the “Parties.”
WHEREAS, the Corporation and Executive previously entered into an employment agreement dated ____________, which the Corporation and Executive have amended from time to time (the “Prior Agreement”);
WHEREAS, the Corporation and Executive desire to amend and restate the Prior Agreement; and
WHEREAS, the Corporation desires to continue to employ Executive and Executive desires to continue his employment with the Corporation on the terms and conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the employment of Executive, the mutual terms and conditions set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
1.    Employment. Executive will be employed by the Corporation in the position of ____________________. Executive will report to only the Corporation’s Chief Executive Officer. Executive’s primary responsibility will be ________________________ of the Corporation and its Affiliates (as defined below). Executive will carry out such duties as shall be assigned from time to time by the Corporation’s Chief Executive Officer, subject to applicable laws, and ethical duties. During the Term (as defined below), Executive shall devote Executive’s reasonable best efforts, energies and abilities and Executive’s full business time, skill and attention to the business and affairs of the Corporation and its Affiliates (as defined below), and shall act at all times according to the highest professional standards, for the purpose of advancing the business of the Corporation and its Affiliates (as defined below). For purposes of this Agreement, an “Affiliate” shall mean a corporation that, for purposes of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), is a Parent or Subsidiary of the Corporation within the meaning of Code Sections 424(e) and 424(f).
2.    Term. This Agreement shall commence on the Effective Date and shall expire on 5:00 pm E.S.T. on December 31, 2015 (the “Initial Term”), unless terminated earlier pursuant to the provisions of Sections 6, 7, 8, or 10 hereof. The term of employment shall be renewed automatically for successive periods of one (1) year each (a “Renewal Term”) after the expiration of the Initial Term, unless the Corporation provides Executive, or Executive provides the Corporation, with written notice to the contrary at least one hundred eighty (180) calendar days prior to the end of the Initial Term or any Renewal Term. The Initial Term and any Renewal Terms are collectively referred to herein as the “Term.” If either the Corporation or Executive elect not to renew the Term of this Agreement in accordance with this Section 2 and Executive thereafter continues in employment with Corporation or its Affiliates, Executive shall be employed on an at-will basis and the terms of such employment and any subsequent termination of employment shall be subject solely to the Corporation’s general employment practices and policies. In the event of a “Change in Control” of the Corporation (as such term is defined in the IPG Photonics Corporation 2006 Incentive Compensation Plan, as amended or any successor thereto (the “Equity Plan”)) during the Term, the Term automatically will be extended until the later of (i) the second anniversary of the Change in Control, or (ii) the scheduled expiration of the then-current Term.

3.    Compensation.
(i)    Salary. The Corporation shall pay to Executive an annual base salary (“Base Salary”) of ______________ dollars (U.S. $_______) effective as of the Effective Date. The Corporation will pay Executive’s Base Salary in equal installments in accordance with the Corporation’s standard payroll policies and schedule, subject to tax and elective withholding and deductions. Thereafter, the Corporation’s Board of Directors (the “Board”), or such committee of the Board as is responsible for setting the compensation of senior executive officers, shall review Executive’s performance and Base Salary annually in January of each year, in light of competitive data, the Corporation’s performance, and Executive’s performance, and determine whether to increase Executive’s Base Salary on a prospective basis. The first review shall be in January 2014. Such adjusted annual salary then shall become Executive’s “Base Salary” for purposes of this Agreement.
(ii)    Annual Bonus. Executive will be eligible for an annual cash bonus (the “Bonus”), based on performance, and calculated as a percentage of Executive’s Base Salary. The Bonus will be paid at the time payment is made to other similarly-situated executives of the Corporation, but in no event later than two and a half (2½) months after the close of the calendar year in which Executive becomes vested in such Bonus, and is intended to qualify for the short-term deferral exception to Code Section 409A.
(iii)    Equity Compensation. Executive will be eligible to participate in any long-term incentive plans, and/or equity-based compensation plans established or maintained by the Corporation for its senior executive officers or employees, including, but not limited to, the Equity Plan.
4.    Benefits.
(i)    Executive shall be entitled to the extent eligible to participate in any benefit plans as may be adopted and modified by the Corporation from time to time, including without limitation health, dental and medical plans, life and disability insurance, paid vacation, holiday, and retirement plans. The benefits available to Executive shall be no less favorable than those available to other executives at similar levels within the organization or to the employees of the Corporation at the location where Executive works. Benefits provided under this Agreement shall be subject to the terms and conditions of any applicable benefit plan, including any eligibility and vesting requirements, as such plans may be in effect from time to time.
(ii)    Executive shall be entitled to five weeks of paid vacation each year. The maximum number of accrued vacation hours that Executive can have at any point in time is equal to the total vacation hours earned in the last twelve months, plus one week of vacation carried over from the prior twelve months of service.
5.    Other Activities. The employment of Executive shall be on a full-time basis, but Executive may be an investor or otherwise have an interest in or serve on the board of directors or advisory board to other businesses, partnerships and entities so long as the other activities of Executive do not materially interfere with the performance of Executive’s duties to the Corporation, so long as such other activities do not cause Executive to violate the Restrictive Covenants defined and incorporated herein in Section 12 of this Agreement and Executive discloses all such activities to the Chief Executive Officer and the Board. Nothing in this provision or this Agreement limits or restricts Executive’s duties and obligations, including the duty of loyalty, that arise under the law.
6.    Termination by the Corporation. The Corporation may terminate Executive’s employment during the Term:

(i)    without Cause (as defined below) by giving Executive sixty (60) calendar days’ prior written notice, or
(ii)    for Cause (as defined below) by delivering to Executive a copy of a resolution duly adopted by the affirmative vote of a majority of the independent directors of the Board then in office at a meeting of the Board called and held for such purpose, finding that Executive has committed an act set forth below in this Section 6. Nothing herein shall limit Executive’s right or Executive’s beneficiaries’ right to contest the validity or propriety of any such determination. For purposes of this Agreement, “Cause” shall mean: (A) an act of fraud, embezzlement or theft by Executive in connection with Executive’s duties or in the course of Executive’s employment with the Corporation or an Affiliate; (B) Executive’s intentional wrongful damage to the property of the Corporation or its Affiliates; (C) Executive’s intentional breach of Section 12 hereof while Executive remains in the employ of the Corporation or an Affiliate; (D) an act of Gross Misconduct (as defined below); or (E) a conviction for a misdemeanor involving moral turpitude or a charge of a felony; and, in each case, the reasonable, good faith determination by the Board as hereafter provided that any such act or omission shall have been materially harmful to the Corporation or an Affiliate. For purposes of this Agreement, “Gross Misconduct” shall mean a willful or grossly negligent act or omission that has or will have a material and adverse impact on the business or reputation of the Corporation or its Affiliates, or on the business of the customers or suppliers of the Corporation or its Affiliates as such relate to the Corporation. In addition, Executive’s employment shall be deemed to have terminated for Cause if, based on facts and circumstances discovered after Executive’s employment has terminated, the Board determines in reasonable good faith, within one year after Executive’s employment terminated, and after appropriate investigation and an opportunity for Executive to be interviewed (with or without counsel as Executive may determine) by a subcommittee of the independent Board members or its representative, that Executive committed an act during the Term that would have justified a termination for Cause.
7.    Termination by Executive. Executive may terminate his employment during the Term by giving the Corporation sixty (60) calendar days’ prior written notice; provided that, if Executive purports to terminate his employment during the Term for Good Reason (as defined below), Executive must give the Corporation written notice of his intent to terminate for Good Reason within sixty (60) calendar days of the occurrence of the event that allegedly constitutes Good Reason. The Corporation shall have a right to cure the event alleged to constitute Good Reason for a period of thirty (30) calendar days after notice from Executive of his intention to terminate for Good Reason. In the event of termination by notice under the first sentence of this Section 7, the Corporation in its discretion may elect a termination date that is earlier than the conclusion of the sixty (60) calendar day notice period, but the termination shall still be deemed a voluntary termination by Executive with Good Reason under this Section. “Good Reason” means the occurrence of any of the following events without Executive’s express written consent:
(i)    The material reduction of Executive’s authorities, duties, or responsibilities with the Corporation;
(ii)    A material reduction by the Corporation of Executive’s Base Salary, other than a reduction approved by the Board that similarly applies to all executive officers of the Corporation, provided that such a reduction in Base Salary shall not exceed more than twenty percent (20%) of the then Base Salary;
(iii)    A relocation of the offices of Executive to a place greater than fifty (50) miles in distance from the current executive offices of the Corporation in Oxford, MA; or

(iv)    Any action or inaction that constitutes a material breach by the Corporation of this Agreement.
The Corporation shall have no obligations to Executive after Executive’s last day of employment following termination of employment under this Section, except as specifically set forth in this Agreement or under any applicable plans, programs or arrangements of the Corporation including, without limitation, the Corporation’s Certificate of Incorporation or By-Laws, as either may be amended from time to time, the Equity Plan and any agreements thereunder, and the indemnification agreement described in Section 14.
8.    Automatic Termination. Notwithstanding the provisions of Section 2, Executive’s employment shall automatically terminate upon Executive’s death or Disability (as defined below). Executive shall be deemed to have a “Disability” for purposes of this Agreement if Executive is unable to perform substantially, by reason of physical or mental incapacity, Executive’s duties or obligations under this Agreement, with or without reasonable accommodation as defined in the Americans with Disabilities Act and implementing regulations, for a period of one hundred and eighty (180) consecutive calendar days in any 360-calendar day period. The Board shall determine, in the good faith exercise of its reasonable discretion, according to the facts then available, whether and when the Disability of Executive has occurred.
9.    Term of Agreement. Any termination of Executive’s employment shall also end the Term. For purposes of this Agreement, Executive’s employment with the Corporation and its Affiliates shall be deemed to be terminated when Executive has a “separation from service” within the meaning of Code Section 409A, and references in this Agreement to termination of employment shall be deemed to refer to such a separation from service. Upon Executive’s separation from service for any reason, Executive shall be deemed to have resigned as of the date of Executive’s separation from service from all offices, directorships and fiduciary positions with the Corporation, its Affiliates, and employee benefit plans of the Corporation unless Executive is affirmatively re-appointed or re-elected to such position as of the date of Executive’s separation from service.
10.    Certain Obligations of the Corporation Following Termination of Executive’s Employment. Following termination of Executive’s employment during the Term under the circumstances described below, the Corporation will pay to Executive the following compensation and provide the following benefits in addition to any benefits to which Executive may be entitled by law in full satisfaction and final settlement of any and all claims and demands that Executive or the Corporation may have against the other under this Agreement:
(i)    Termination of Employment for Any Reason. In the event of Executive’s termination of employment for any reason, the Corporation shall pay or provide Executive (a) any unpaid Base Salary through the date of termination and (b) any benefits (including, without limitation, any unused vacation accrued in accordance with Section 4(ii)) accrued, earned or vested, and any unreimbursed expenses incurred, up to and including the effective date of such termination to which Executive may be entitled under the terms of any applicable arrangement, plan or program (collectively, the “Accrued Amounts”).
(ii)    Termination Without Cause by the Corporation or for Good Reason by Executive. If, during the Term, the Corporation terminates Executive’s employment without Cause under Section 6(i) hereof or Executive terminates his employment for Good Reason under Section 7 hereof, Executive shall be entitled to the following payments and benefits, subject to Section 13:
(a)    The Accrued Amounts, as soon as reasonably practicable following the date of termination;

(b)    Any Bonus that has been actually earned as of or prior to the termination date, but has not been paid, payable at the time payment is made to other similarly-situated executives of the Corporation, but in no event later than two and a half (2½) months after the close of the calendar year in which Executive becomes vested in such Bonus;
(c)    A pro rata portion of the amount of Bonus, if any, Executive would have received pursuant to Section 3(ii) for the year in which Executive’s employment terminated. The Corporation shall determine what annual Bonus, if any, Executive would have earned had he been employed through the end of the applicable period (the “Base Incentive Amount”), in accordance with the methods used to calculate the annual Bonus for the Corporation’s other similarly-situated executives; provided that, with respect to the personal performance evaluation element of the annual Bonus calculation, if all financial metric components meet or exceed Target II, Executive shall be deemed awarded one hundred percent (100%) of the potential personal performance evaluation bonus; if no financial metric bonus is awarded, no personal performance evaluation bonus will be deemed awarded, and amounts in between will be determined by linear interpolation between Target I and Target II. The pro rata portion to be paid pursuant to this paragraph shall be determined by multiplying the Base Incentive Amount by a fraction, the numerator of which is the number of calendar days from the beginning of the applicable annual period in which the termination occurred through the date of termination and the denominator of which is 365. Any payment due under this paragraph shall be paid at the time payment is made to other similarly-situated executives of the Corporation, but in no event later than two and a half (2½) months after the close of the calendar year in which Executive would have become vested in such Bonus;
(d)    Continuing payments of Base Salary, payable in accordance with regular payroll practices of the Corporation, for eighteen (18) months following the date of termination; and
(e)    Cash reimbursement of Executive’s COBRA premiums (or an amount equal to Executive’s COBRA premiums) (sufficient to cover full family health care) for a period of eighteen (18) months following the termination of Executive’s employment if Executive elects such COBRA coverage; provided, however, that any payments or reimbursements for such COBRA premiums that are subject to Code Section 409A will be made in accordance with Treasury Regulation § 1.409A-3(i)(1)(iv) (or any similar or successor provisions). The foregoing notwithstanding, the Corporation’s obligation to reimburse described in the preceding sentence shall cease on the date Executive becomes eligible for coverage under another group health plan offered by a new employer of Executive or covered under a group health plan of the employer of Executive’s spouse, in either case, which does not impose pre-existing condition limitations on Executive’s coverage. Nothing herein shall be construed to extend the period of time over which COBRA continuation coverage shall be provided to Executive or his dependents beyond that mandated by law.
If, during the Term, the Corporation terminates Executive’s employment without Cause under Section 6(i) hereof or Executive terminates his employment for Good Reason under Section 7 hereof, for purposes of determining the vested portions of Executive’s stock options and any other equity compensation awards then outstanding, Executive shall be deemed to have terminated employment twelve (12) months following the date of Executive’s actual termination of employment.
(iii)    Termination by Executive Without Good Reason or by the Corporation for Cause. If, during the Term, Executive terminates employment under Section 7(i) hereof without Good Reason or the Corporation terminates Executive’s employment under Section 6(ii) hereof for Cause, Executive shall be entitled to no further compensation or other benefits under this Agreement except for the Accrued Amounts, payable in a single lump sum as soon as practicable following the date of termination.
(iv)    Death; Disability. If Executive’s employment is terminated during the Term by reason of Executive’s death or for Disability, Executive or Executive’s estate, as the case may be, shall be entitled to the following payments:
(a)    The Accrued Amounts, as soon as reasonably practicable following the date of termination;
(b)    Any Bonus that has been actually earned as of or prior to the termination date, but has not been paid, payable at the time payment is made to other similarly-situated executives of the Corporation, but in no event later than two and a half (2½) months after the close of the calendar year in which Executive becomes vested in such Bonus; and
(c)    The amount payable, if any, as determined pursuant to Section 10(ii)(c), payable at the time payment is made to other similarly-situated executives of the Corporation, but in no event later than two and a half (2½) months after the close of the calendar year in which Executive becomes vested in such Bonus.
If Executive’s employment is terminated during the Term by reason of Executive’s death or for Disability, the treatment of any equity compensation awards held by Executive shall be governed by the terms of the plan or agreement under which such awards were granted.
(v)    Termination on or After a Change in Control. If, within twenty-four (24) months following a Change in Control (as defined in the Equity Plan), the Corporation terminates Executive’s employment without Cause under Section 6(i) hereof or Executive terminates his employment for Good Reason under Section 7 hereof, Executive shall be entitled to the following payments, subject to Section 13:
(a)    The Accrued Amounts, as soon as reasonably practicable following the date of termination;
(b)    Any Bonus that has been actually earned as of or prior to the termination date, but has not been paid, payable at the time payment is made to other similarly-situated executives of the Corporation, but in no event later than two and a half (2½) months after the close of the calendar year in which Executive becomes vested in such Bonus;
(c)    The amount payable, if any, as determined pursuant to Section 10(ii)(c), payable at the time payment is made to other similarly-situated executives of the Corporation, but in no event later than two and a half (2½) months after the close of the calendar year in which Executive would have become vested in such Bonus;
(d)    Continuing payments of Base Salary, payable in accordance with regular payroll practices of the Corporation, for twenty-four (24) months following the date of termination;
(e)    Cash reimbursement of Executive’s COBRA premiums (or an amount equal to Executive’s COBRA premiums) (sufficient to cover full family health care) for a period of twenty-four (24) months following the termination of Executive’s employment if Executive elects such COBRA coverage; provided, however, that any payments or reimbursements for such COBRA premiums that are subject to Code Section 409A will be made in accordance with Treasury Regulation § 1.409A-3(i)(1)(iv) (or any similar or successor provisions). The foregoing notwithstanding, the Corporation’s obligation to reimburse described in the preceding sentence shall cease on the date Executive becomes eligible for coverage under another group health plan offered by a new employer of Executive or covered under a group health plan of the employer of Executive’s spouse, in either case, which does not impose pre-existing condition limitations on Executive’s coverage. Nothing herein shall be construed to extend the period of time over which COBRA continuation coverage shall be provided to Executive or his dependents beyond that mandated by law;
(f)    A lump sum cash amount equal to two (2) times Executive’s average annual Bonus over the three (3) completed years immediately preceding the date of the Change in Control, payable as soon as reasonably practicable after the date of termination; and
(g)    All equity (including options, RSUs and other stock) awards outstanding as of the Change in Control and held by Executive on the date of termination shall immediately vest and become non-forfeitable.
(h)    If a Change in Control occurs and payments are made under this Section 10(v), and a final determination is made by legislation, regulation, or ruling directed to Executive or the Corporation, by court decision, or by independent tax counsel, that the aggregate amount of any payments made to Executive under this Agreement and any other agreement, plan, program or policy of the Corporation in connection with, on account of, or as a result of, such Change in Control (“Total Payments”) will be subject to an excise tax under the provisions of Code Section 4999, or any successor section thereof (“Excise Tax”), the Total Payments shall be reduced (beginning with those that are exempt from Code Section 409A) so that the maximum amount of the Total Payments (after reduction) shall be one dollar ($1.00) less than the amount that would cause the Total Payments to be subject to the Excise Tax; provided, however, that the Total Payments shall only be reduced to the extent that the after-tax value of amounts received by Executive after application of the above reduction would exceed the after-tax value of the Total Payments received without application of such reduction. For this purpose, the after-tax value of an amount shall be determined taking into account all federal, state, and local income, employment, and excise taxes applicable to such amount. In making any determination as to whether the Total Payments would be subject to an Excise Tax, consideration shall be given to whether any portion of the Total Payments could reasonably be considered, based on the relevant facts and circumstances, to be reasonable compensation for services rendered (whether before or after the consummation of the applicable Change in Control). To the extent Total Payments must be reduced pursuant to this Section, the Corporation, without consulting Executive, will reduce the Total Payments to achieve the best economic benefit, and to the extent economically equivalent, on a pro-rata basis.
(1)    In the event that upon any audit by the Internal Revenue Service, or by a state or local taxing authority, of the Total Payments, a change is determined to be required in the amount of taxes paid by, or Total Payments made to, Executive, appropriate adjustments will be made under this Agreement such that the net amount that is payable to Executive after taking into account the provisions of Code Section 4999 will reflect the intent of the parties as expressed in this Section 10(v)(h). Executive shall notify the Corporation in writing of any claim by the Internal Revenue Service that, if successful, would require payment of an Excise Tax or an additional

Excise Tax on the Total Payments (a “Claim”). Such notification shall be given as soon as practicable but no later than ten (10) business days after Executive is informed in writing of such Claim and shall apprise the Corporation of the nature of such Claim and the date on which such Claim is requested to be paid. Executive shall not pay such Claim prior to the expiration of the thirty (30) calendar day period following the date on which Executive gives such notice to the Corporation (or such shorter period ending on the date that any payment of taxes with respect to such Claim is due). If the Corporation notifies Executive in writing prior to the expiration of such period that it desires to contest such Claim, Executive shall: (A) give the Corporation any information reasonably requested by the Corporation relating to such Claim, (B) take such action in connection with contesting such Claim as the Corporation shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such Claim by an attorney reasonably selected by the Corporation, (C) cooperate with the Corporation in good faith in order to contest effectively such Claim, and (D) permit the Corporation to participate in any proceedings relating to such Claim; provided, however, that the Corporation shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless for any Excise Tax, additional Excise Tax, or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this subparagraph (h)(1), the Corporation, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such Claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the Claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one (1) or more appellate courts, as the Corporation shall determine, provided, however, that if the Corporation directs Executive to pay such Claim and sue for a refund, the Corporation shall advance the amount of such payment to Executive on an interest-free basis or, if such an advance is not permissible thereunder, pay the amount of such payment to Executive as additional compensation, and shall indemnify and hold Executive harmless from any Excise Tax, additional Excise Tax, or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or additional compensation; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. The Corporation shall reimburse any fees and expenses provided for under this Section 10(v)(h) on or before the last day of Executive’s taxable year following the taxable year in which the fee or expense was incurred, and in accordance with the other requirements of Code Section 409A and Treasury Regulation §1.409A-3(i)(1)(v) (or any similar or successor provisions).
(2)    If, after the receipt by Executive of an amount advanced or paid by the Corporation pursuant to paragraph (h)(1) above, Executive becomes entitled to receive any refund with respect to such Claim, Executive shall (subject to the Corporation’s complying with the requirements of subparagraph (h)(1)) promptly pay to the Corporation the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Executive of an amount advanced by the Corporation pursuant to paragraph (h)(1), a determination is made that Executive shall not be entitled to any refund with respect to such Claim and the Corporation does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of sixty (60) calendar days after such determination, then such advance shall be forgiven and shall not be required to be repaid.
(vi)    Expiration. If the Term of this Agreement expires due to either the Corporation or Executive electing not to renew the Term in accordance with Section 2, and the Corporation does not offer Executive continued employment in the same or a substantially similar position as, or in a higher position than, his position on the date of the expiration of the Term, and at a compensation level that is the same or substantially similar to that in effect on the date of the expiration of the Term, Executive shall be entitled to resign from employment with the Corporation and receive the following payments:
(a)    The Accrued Amounts, as soon as reasonably practicable following the date of termination;
(b)    Any Bonus that has been actually earned as of or prior to the termination date, but has not been paid, payable at the time payment is made to other similarly-situated executives of the Corporation, but in no event later than two and a half (2½) months after the close of the calendar year in which Executive becomes vested in such Bonus;
(c)    The amount payable, if any, as determined pursuant to Section 10(ii)(c), payable at the time payment is made to other similarly-situated executives of the Corporation, but in no event later than two and a half (2½) months after the close of the calendar year in which Executive would have become vested in such Bonus;
(d)    Continuing payments of Base Salary, payable in accordance with regular payroll practices of the Corporation, for twelve (12) months following the date of termination; and
(e)    Cash reimbursement of Executive’s COBRA premiums (or an amount equal to Executive’s COBRA premiums) (sufficient to cover full family health care) for a period of twelve (12) months following the termination of Executive’s employment if Executive elects such COBRA coverage; provided, however, that any payments or reimbursements for such COBRA premiums that are subject to Code Section 409A will be made in accordance with Treasury Regulation § 1.409A-3(i)(1)(iv) (or any similar or successor provisions). The foregoing notwithstanding, the Corporation’s obligation to reimburse described in the preceding sentence shall cease on the date Executive becomes eligible for coverage under another group health plan offered by a new employer of Executive or covered under a group health plan of the employer of Executive’s spouse, in either case, which does not impose pre-existing condition limitations on Executive’s coverage. Nothing herein shall be construed to extend the period of time over which COBRA continuation coverage shall be provided to Executive or his dependents beyond that mandated by law.
Except as provided in Section 10(i), Executive shall not be entitled to payment of the amounts described in this subsection (vi) if the Corporation offers Executive continued employment in the same or a substantially similar position as, or in a higher position than, his position on the date of expiration of the Term, and at a compensation level that is the same or a substantially similar to that in effect on the date of the expiration of the Term, and Executive declines the offer.

(vii)    No Mitigation or Offset. In the event of any termination of Executive’s employment under this Section 10, Executive shall be under no obligation to seek other employment or otherwise mitigate his damages, and there shall be no offset against amounts due to Executive under this Agreement on account of any remuneration or benefit attributable to any subsequent employment obtained by Executive, except as provided in Sections 10(ii)(e), 10(v)(e) and 10(vi)(e).
(viii)    Compensation Recovery Policy. Notwithstanding any provision in this Agreement to the contrary, payments under this Agreement will be subject to any Compensation Recovery Policy established by the Corporation and amended from time to time.
11.    Nature of Payments. Upon termination of employment pursuant to Sections 6, 7, 8 or 9, Executive will be released from any duties and obligations to the Corporation set forth in this Agreement (except the duties and obligations under the Restrictive Covenants and as set forth in Section 12 hereof and the obligation under Sections 13 and 23) and the obligations of the Corporation to Executive under this Agreement will be as set forth in Section 10.
12.    Restrictive Covenants. Executive has executed and delivered a Confidentiality, Non-Competition and Confirmatory Assignment Agreement prior to or contemporaneous with the date of this Agreement (together with any similar or successor agreements, referred to herein as the “Restrictive Covenants”), and Executive agrees that, as part of this Agreement, Executive shall comply with the terms of the Restrictive Covenants. Notwithstanding Section 10(iii) of this Agreement, if (a) Executive terminates employment other than for Good Reason and, thus, is not entitled to the payments and benefits under Section 10(ii) of this Agreement, and (b) (i) Executive receives a written offer of employment during the Non-Competition Period set forth in Section 2(a) of the Restrictive Covenant, or (ii) Executive is not able to find suitable employment in his field in relation to his skills, position and base salary, which employment would not contravene Section 2(a) of the Restrictive Covenant, after a good faith effort by Executive to search for such employment, and (iii) the Company notifies Executive that it intends to enforce the non-compete provisions of such Section 2(a) against Executive, then the Company shall pay to Executive an amount equal to the semi-monthly amount of Executive’s Base Salary for each semi-monthly payroll period beginning (A) on the effective date of the written offer of employment referred to above or (B) during the period in which Executive is not able to find suitable employment, and ending on the earliest to occur of (I) the end of the Non-Competition Period set forth in such Section 2(a), or (II) the date as of which Executive begins new employment with an employer, which employment would not contravene Section 2(a) of the Restrictive Covenant. For the avoidance of doubt, the non-competition and other provisions of the Restrictive Covenants in all events shall continue to apply until the end of the Non-Competition Period set forth in Section 2(a) of the Restrictive Covenant, regardless of Executive’s new employment with an employer that would not contravene Section 2(a) of the Restrictive Covenant, the subsequent termination of such employment or any other event.
13.    Release. Any and all amounts payable and benefits or additional rights provided pursuant to this Agreement beyond Accrued Amounts shall only be payable if Executive delivers to the Corporation an original, signed release of claims of Executive occurring up to the release date, in a form substantially the same as attached hereto as Exhibit A (the “Release”). The Corporation shall deliver the Release to Executive within ten (10) calendar days of the date Executive’s employment terminates and Executive must deliver to the Corporation and not revoke an executed and enforceable Release no later than sixty (60) calendar days after the date Executive’s employment terminates (the “Release Deadline”). Payment of the amounts described in Section 10 shall commence no earlier than the date on which Executive delivers to the Corporation and does not revoke an executed and enforceable release as described herein. Payment of any severance or benefits that are not exempt from Code Section 409A shall be delayed until the Release Deadline, irrespective of when Executive executes the Release; provided, however, that where Executive’s termination of employment and the Release Deadline occur within the same calendar year, the payment may be made up to thirty (30) calendar days prior to the Release Deadline, and provided further that where Executive’s termination of employment and the Release Deadline occur in two separate calendar years, payment may not be made before the later of January 1 of the second year or the date that is thirty (30) calendar days prior to the Release Deadline. As part of the Release, Executive shall affirm that Executive (i) has advised the Corporation in writing, of any facts that Executive is aware of that constitute or might constitute a violation of any ethical, legal or contractual standards or obligations of the Corporation or any Affiliate, and (ii) is not aware of any existing or threatened claims, charges, or lawsuits that Executive has not disclosed to the Corporation.
14.    Indemnification. The Corporation shall maintain a directors’ and officers’ liability insurance policy covering Executive on the same basis as in effect for other senior executive employees, and shall provide indemnity to Executive by a separate, written indemnification agreement.
15.    Notices. Any and all notices, requests, demands, and other communications provided for herein shall be sufficient if in writing and shall be deemed to have been duly given if delivered by hand or if sent by registered or certified mail, return receipt requested. Notice shall be deemed to have been given when notice is received by the party on whom the notice was served. Notice to the Corporation shall be addressed to the Corporation at its principal office, with attention to the General Counsel, and notice to Executive shall be addressed to Executive at Executive’s last address as shown on the records of the Corporation.
16.    Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the substantive laws of the Commonwealth of Massachusetts, without regard to its internal conflicts of law provisions.
17.    Severability. In the event that any provision of this Agreement shall be determined to be invalid, illegal or otherwise unenforceable or contrary to law or public policy, the enforceability of the other provisions in this Agreement shall not be affected thereby.
18.    Assignment; Successors. Executive recognizes that this is an agreement for personal services and that Executive may not assign this Agreement. The Agreement shall inure to the benefit of and be binding upon the Corporation’s successors and assigns.
19.    Entire Agreement/Amendment. This Agreement and the Confidentiality, Non-Competition and Confirmatory Assignment Agreement referred to in Section 12 constitute the entire agreement between the Parties with respect to the subject matter hereof and supersedes any and all other agreements, either oral or in writing (including the Prior Agreement), among the Parties hereto with respect to the subject matter hereof. This Agreement may not be amended except by written agreement signed by both Parties.
20.    Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement (and all signatures need not appear on any one counterpart), and this Agreement shall become effective when one or more counterparts has been signed by each of the Parties hereto and delivered to each of the other Parties hereto.
21.    Waiver. The failure of either of the Parties to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of either of the Parties to enforce each and every provision of this Agreement. No waiver of any breach of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party against whom or which enforcement of such waiver is sought, and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.
22.    Capacity. Executive and the Corporation hereby represent and warrant to the other that: (i) Executive or the Corporation has full power, authority and capacity to execute and deliver this Agreement, and to perform Executive’s or the Corporation’s obligations hereunder; (ii) such execution, delivery and performance will not (and with the giving of notice or lapse of time or both would not) result in the breach of any agreements or other obligations to which Executive or the Corporation is a party or Executive or the Corporation is otherwise bound; and (iii) this Agreement is Executive’s or the Corporation’s valid and binding obligation in accordance with its terms.
23.    Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach thereof or otherwise arising out of Executive’s employment or the termination of that employment (including, without limitation, any claims of unlawful employment discrimination whether based on age or otherwise) shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of the American Arbitration Association (“AAA”) in Worcester, Massachusetts in accordance with the Employment Dispute Resolution Rules of the AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators. In the event that any person or entity other than Executive or the Corporation may be a party with regard to any such controversy or claim, such controversy or claim shall be submitted to arbitration subject to such other person or entity’s agreement. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. This Section 23 shall be specifically enforceable. Notwithstanding the foregoing, this Section 23 shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; provided that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 23. Punitive and consequential damages shall not be permitted as an award and each party shall bear the fees and expenses of its own counsel and expert witnesses.
24.    Consent to Jurisdiction. To the extent that any court action is permitted consistent with or to enforce Section 23 of this Agreement, the parties hereby consent to the jurisdiction of the Superior Court of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, Worcester Division. Accordingly, with respect to any such court action, Executive (a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.
25.    Survival. All Sections of this Agreement survive beyond the Term, except those in Section 1 through 5, and as otherwise specifically stated.
1. 26.    Code Section 409A. This Agreement is intended to comply with Code Section 409A and the interpretative guidance thereunder, including the exceptions for short-term deferrals, separation pay arrangements, reimbursements, and in-kind distributions, and shall be administered accordingly. This Agreement shall be construed and interpreted with such intent. Each payment under Section 10 of this Agreement or any Corporation benefit plan is intended to be treated as one of a series of separate payments for purposes of Code Section 409A and Treasury Regulation §1.409A-2(b)(2)(iii). Any payment under Section 10 that is subject to Code Section 409A will not be made before the date that is six (6) months after the date of termination or, if earlier, the date of Executive’s death (the “Six-Month Delay Rule”) if Executive is a Specified Employee (as defined below) as of his termination of employment. Payments to which Executive otherwise would be entitled during the first six months following his termination of employment (the “Six-Month Delay”) will be accumulated and paid on the first day of the seventh month following his termination of employment. Notwithstanding the Six-Month Delay Rule, to the maximum extent permitted under Code Section 409A and Treasury Regulation §1.409A-1(b)(9)(iii) (or any similar or successor provisions), during the Six-Month Delay and as soon as practicable after satisfaction of Section 13 of this Agreement, the Corporation will pay Executive an amount equal to the lesser of (A) the total severance scheduled to be provided under Section 10 above, or (B) two times the lesser of (1) the maximum amount that may be taken into account under a qualified plan pursuant to Code Section 401(a)(17) for the year in which Executive’s termination of employment occurs, and (2) the sum of Executive’s annualized compensation based upon the annual rate of pay for services provided to the Corporation for the taxable year of Executive preceding the taxable year of Executive in which his termination of employment occurs; provided that amounts paid under this sentence will count toward, and will not be in addition to, the total payment amount required to be made to Executive by the Corporation under Section 10 above. For purposes of this Agreement, the term “Specified Employee” has the meaning given to that term in Code Section 409A and Treasury Regulation §1.409A-1(i) (or other similar or successor provisions). The Corporation’s “specified employee identification date” (as described in Treasury Regulation §1.409A-1(i)(3) or any similar or successor provisions) will be December 31 of each year, and the Corporation’s “specified employee effective date” (as described in Treasury Regulation §1.409A-1(i)(4) or any similar or successor provisions) will be April 1 of each succeeding year.

IN WITNESS WHEREOF, this Employment Agreement has been duly executed:
IPG PHOTONICS CORPORATION

By: ________________________________        _________________________________
Its: Chief Executive Officer                Executive

EXHIBIT A
RELEASE AND WAIVER AGREEMENT
This Release and Waiver Agreement (“Agreement”) is entered into this _____ day of ______________________, 20_-_ by and between IPG Photonics Corporation, a Delaware corporation (the “Corporation”) and ______________________ (hereinafter “Executive”).
WHEREAS, Executive’s employment with the Corporation is terminated effective __________________, 20__ (“Termination Date”) and the Corporation and Executive have voluntarily agreed to the terms of this Agreement in exchange for severance benefits under the Employment Agreement between the parties effective [DATE], 2013, as it may be amended (“Employment Agreement”), to which Executive otherwise would not be entitled;
WHEREAS, accordingly the Corporation has determined that Executive will receive severance pay if Executive executes and complies with the terms of this Agreement; and
WHEREAS, Executive acknowledges that the consideration received by Executive under the terms of this Agreement and the Employment Agreement for the release and waiver contained herein is in addition to any consideration the Corporation is otherwise required to provide Executive.
NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth below, the parties hereby acknowledge and agree as follows:
1.    Severance. In consideration for Executive’s agreements contained herein and Executive’s compliance with Executive’s continuing obligations under the Employment Agreement, including his obligations under Section 12, the Corporation will pay Executive the applicable severance provided in Section 10 [Note-actual agreement to specify the applicable subsections of Section 10(d)] of the Employment Agreement. Except as specifically provided in this Agreement, the Employment Agreement and any applicable plans, programs or arrangements of the Corporation including, without limitation, the Corporation’s Certificate of Incorporation or By-laws, as either may be amended from time to time, the IPG Photonics Corporation 2006 Incentive Compensation Plan, as amended or any successor thereto (the “Equity Plan”) and any agreements thereunder, and the indemnification agreement dated ___________________ between the Corporation and Executive (the “Indemnification Agreement”), Executive shall not be entitled to any other payment, benefits or other consideration from the Corporation.
2.    Waiver and Release. In consideration for the payments and benefits to be provided to Executive as set forth herein and the Employment Agreement, Executive, himself and for any person or entity that may claim by him or through him, including Executive’s heirs, executors, administrators, successors and assigns, hereby knowingly, irrevocably, unconditionally and voluntarily waives, releases and forever discharges the Corporation and each of its individual or collective past, present and future parent, subsidiaries, divisions and affiliates, its and their joint ventures and its and their respective directors, officers, associates, employees, representatives, partners, consultants insurers, attorneys, administrators, accountants, executors, heirs, successors, and agents, and each of its and their respective predecessors, successors and assigns and all persons acting by, through or in concert with any of them (hereinafter collectively referred to as “Releasees”), from any and all claims, causes of action or liabilities relating to Executive’s employment with the Corporation or the termination thereof, known or unknown, suspected or unsuspected, arising from any omissions, acts or facts that have occurred up until and including the date Executive executes this Agreement which have been or could be asserted against the Releasees, including but not limited to:

(a)    causes of action or liabilities relating to Executive’s employment with the Corporation or the termination thereof arising under Title VII of the Civil Rights Act, the Age Discrimination in Employment Act (the “ADEA”), the Employee Retirement Income Security Act, the Worker Adjustment and Retraining Notification Act, the American with Disabilities Act, the Equal Pay Act, the Family and Medical Leave Act, and the Delaware General Corporations Act as such Acts have been amended, and/or any other foreign, federal, state, municipal, or local employment discrimination statutes (including, but not limited to, claims based on age, sex, attainment of benefit plan rights, race, religion, national origin, marital status, sexual orientation, ancestry, harassment, parental status, handicap, disability, retaliation, and veteran status); and/or
(b)    causes of action or liabilities related to Executive’s employment with the Corporation or the termination thereof arising under any other federal, state, municipal, or local statute, law, ordinance or regulation; and/or
(c)    causes of action or liabilities relating to rights to or claims for pension, profit-sharing, wages, bonuses or other compensation or benefits; and/or
(d)    any other cause of action relating to Executive’s employment with the Corporation or the termination thereof including, but not limited to, actions seeking severance pay, except as provided herein, actions based upon breach of contract, wrongful termination, defamation, intentional infliction of emotional distress, tort, personal injury, invasion of privacy, defamation, discrimination, retaliation, promissory estoppel, fraud, violation of public policy, negligence and/or any other common law, or other cause of action whatsoever arising out of or relating to employment with and/or separation from employment with the Corporation and/or any of the other Releasees.
Nothing herein shall limit or impede Executive’s right to file or pursue an administrative charge with, or participate in, any investigation before the Equal Employment Opportunity Commission, or any other local, state or federal agency, and/or any causes of action which by law Executive may not legally waive. Executive agrees, however, that if Executive or anyone acting on Executive’s behalf, brings any action concerning or related to any cause of action or liability released in this Agreement, Executive waives any right to, and will not accept, any payments, monies, damages, or other relief, awarded in connection therewith.
Nothing herein shall constitute a waiver or release of any of Executive’s rights under this Agreement, any other applicable plans, programs or arrangements of the Corporation including, without limitation, the Corporation’s Certificate of Incorporation or By-laws, as either may be amended from time to time, the Equity Plan and any agreements thereunder, or under the Indemnification Agreement.
Executive expressly waives the benefits of any statute or rule of law that, if applied to this Agreement, would otherwise exclude from its binding effect any claims against the Corporation not now known by Executive to exist.
3.    Nondisparagement. Executive agrees that he will not directly or indirectly, individually or in concert with others, engage in any conduct or make any statement (whether oral or written) calculated or likely to have the effect of undermining, disparaging or otherwise reflecting poorly upon the Corporation or its good will, products or business opportunities, or in any manner detrimental to the Corporation. In addition, Executive agrees not to make any disparaging remarks regarding any related, affiliated or subsidiary organizations of the Corporation. The Corporation agrees to use its reasonable best efforts to cause its officers and directors not to, directly or indirectly, individually or in concert with others, engage in any conduct or make any statement (whether oral or written) calculated or likely to have the effect of undermining, disparaging or otherwise reflecting poorly upon Executive or in any manner detrimental to Executive.
4.    Cause of Action. As used in this Agreement, the phrase “cause of action” includes all claims, covenants, warranties, promises, agreements, undertakings, actions, suits, counterclaims, causes of action, complaints, charges, obligations, duties, demands, debts, accounts, judgments, costs, expenses, losses, damages and liabilities, of whatsoever kind or nature, in law, equity or otherwise.
5.    No Assignment of Causes of Action. Executive represents and warrants that he has not filed or caused to be filed against the Releasees any claims, actions or lawsuits. Executive further represents and warrants that he has not sold, assigned, transferred, conveyed or otherwise disposed of to any third party, by operation of law or otherwise, any claim of any nature whatsoever relating to any matter covered by this Agreement.
6.    Representations of the Corporation. The Corporation represents that it is not presently aware of any cause of action that it or any of the other Releasees have against Executive as of the date hereof. The Corporation acknowledges that the release granted by Executive in Paragraph 2 above will be null and void in the event the Corporation subsequently seeks to treat Executive’s termination of employment as “for Cause” under the last sentence of section 6(ii) of the Employment Agreement.
7.    Representations of Executive. Executive represents that Executive has been given an adequate opportunity to advise the Corporation’s human resources, legal, or other relevant management division, and has so advised such division in writing, of any facts that Executive is aware of that constitute or might constitute a violation of any ethical, legal or contractual standards or obligations of the Corporation or any Affiliate. Executive further represents that Executive is not aware of any existing or threatened claims, charges, or lawsuits that he/she has not disclosed to the Corporation.
8.    Notice to Seek Counsel, Consideration Period, Revocation Period. Executive acknowledges that Executive has been advised in writing hereby to consult with an attorney before signing this document and that Executive has had at least twenty-one (21) calendar days after receipt of this document to consider whether to accept or reject this Agreement. Executive understands that Executive may sign this Agreement prior to the end of such twenty-one (21) calendar day period, but is not required to do so. Under ADEA, Executive has seven (7) calendar days after Executive signs this Agreement to revoke it. Such revocation must be in writing and delivered either by hand or mailed and postmarked within the seven (7) calendar day period. If sent by mail, it is requested that it be sent by certified mail, return receipt requested to the Corporation’s General Counsel Office at 50 Old Webster Road, Oxford, MA 01540. If Executive revokes this Agreement as provided herein, it shall be null and void and Executive shall not be entitled to receive the payments as described in the first sentence of Paragraph 1 herein. If Executive does not revoke this Agreement within seven (7) calendar days of signing it, this Agreement shall become enforceable and effective on the seventh (7th) day after Executive signs this Agreement (“Effective Date”).
9.    Governing Law; Disputes. Except as provided in Section 23 of the Employment Agreement, or as provided below, jurisdiction and venue over disputes with regard to this Agreement shall be exclusively in the courts of the State of Massachusetts or the United States District Court for the District of Massachusetts. This Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of Massachusetts, without regard to the choice of laws provisions of such laws. The parties agree that any action brought by a party to enforce or interpret this Agreement shall be brought in a State or Federal Court sitting in Boston, Massachusetts; except that an action by the Corporation to enforce its rights under Section 12 the Employment Agreement may also be brought in Executive’s state of residency or any other forum in which Executive is subject to personal jurisdiction. In addition, Executive and the Corporation specifically consent to personal jurisdiction in the State of Massachusetts for purposes of this Agreement.

10.    Amendment; Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and the Corporation. This Agreement shall be enforced in accordance with its terms and shall not be construed against either party.
11.    Severability. The parties agree that if any provision, section, subsection or other portion of this Agreement shall be determined by any court of competent jurisdiction to be invalid, illegal or unenforceable in whole or in part and such determination shall become final, such provision or portion shall be deemed to be severed or limited, but only to the extent required to render the remaining provisions and portion of this Agreement enforceable. This Agreement as thus amended will remain in full force and effect and will be binding on the parties and will be enforced so as to give effect to the intention of the parties insofar as that is possible. In addition, the parties hereby expressly empower a court of competent jurisdiction to modify any term or provision of this Agreement to the extent necessary to comply with existing law and to enforce this Agreement as modified.
12.    Enforcement. This Agreement may be pleaded as a full and complete defense and may be used as the basis for an injunction against any action at law or proceeding at equity, or any private or public judicial or non-judicial proceeding instituted, prosecuted, maintained or continued in breach hereof.
13.    No Enlargement of Employee Rights. Executive acknowledges that, except as expressly provided in this Agreement, any employment or contractual relationship between him and the Corporation is terminated, and that he has no future employment or contractual relationship with the Corporation other than the contractual relationship created by this Agreement, the Employment Agreement, any other applicable plans, programs or arrangements of the Corporation including, without limitation, the Corporation’s Certificate of Incorporation or By-laws, as either may be amended from time to time, the Equity Plan and any agreements thereunder, and the Indemnification Agreement. The Corporation has no obligation, contractual or otherwise, to employ or reemploy, hire or rehire, or recall or reinstate Executive in the future with the Corporation.
14.    No Representations. Executive represents that he has carefully read and understands the scope and effect of the provisions of this Agreement. Executive has not relied upon any representations or statements made by the Corporation that are not specifically set forth in this Agreement.
15.    Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original but both of which together will constitute one and the same instrument.
16.    Withholding. The Corporation shall withhold from any payments otherwise due or payable hereunder any amounts required to be withheld in order to comply with any federal, state, local or other income or other tax laws requiring withholding with respect to compensation and benefits provided to Executive pursuant to this Agreement.
17.    Successors and Assigns. This Agreement binds and inures to the benefit of Executive’s heirs, administrators, representatives, executors, successors and assigns, and the Corporation’s successors and assigns.
18.    Entire Agreement - Termination of Prior Agreements. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any previous oral and written agreements or representations relating to the subject matters herein, except for the Employment Agreement, any other applicable plans, programs or arrangements of the Corporation including, without limitation, the Corporation’s Certificate of Incorporation or By-laws, as either may be amended from time to time, the Equity Plan and any agreements thereunder, and the Indemnification Agreement.

The undersigned hereby acknowledge and agree that Executive has carefully read and fully understands all the provisions of this Agreement, has had an opportunity to seek counsel regarding it and have voluntarily entered into this Agreement by signing below as of the date(s) set forth above.
IN WITNESS WHEREOF, the parties have executed this Agreement on the date indicated above.

IPG PHOTONICS CORPORATION By: Its:	EXECUTIVE

Exhibit 10.4
IPG Photonics Corporation
50 Old Webster Road
Oxford, MA 01540

STATEMENT REGARDING CONFIDENTIALITY, NON-COMPETITION
AND CONFIRMATORY ASSIGNMENT AGREEMENT

Attached to this statement is your Confidentiality, Non-Competition and Confirmatory Assignment Agreement (the “Agreement”) with IPG Photonics Corporation, including its subsidiaries (the “Company”).

Please take the time to review the Agreement carefully. It contains material restrictions on your right to disclose or use, during or after your employment, certain information and technology learned or developed by you during your employment, as well as limits on your post-employment activities. The Company considers this Agreement to be very important to the protection of its business.

If you have any questions concerning the Agreement, you may wish to consult an attorney. Managers, legal counsel and others in the Company are not authorized to give you legal advice concerning the Agreement.

If you have read and understand the Agreement, and if you agree to its terms and conditions, please return a fully executed copy of it to the Company, retaining one copy for yourself.

Reviewed and Understood:

Date: __________ _______        ___________________________
Employee Name

__________________________
Employee Signature

IPG Photonics Corporation
50 Old Webster Road
Oxford, MA 01540

CONFIDENTIALITY, NON-COMPETITION
AND CONFIRMATORY ASSIGNMENT AGREEMENT

WHEREAS, IPG Photonics Corporation, including its subsidiaries (the “Company”) engages in the competitive business of the development, fabrication, and sale of photonics technology, devices, and systems, including but not limited to fiber lasers, fiber amplifiers, applications thereof and related systems and components; and

WHEREAS, the Company's business is conducted throughout the world and the reputation and goodwill of the Company are an integral part of its business success.

NOW, THEREFORE, in consideration and as a condition of any employment (or continued employment) by the Company, Employee intending to be legally bound agrees as follows:

Section 1.    Confidentiality. Employee represents, warrants and covenants that he or she has not revealed and will not at any time, whether during or after the termination of my employment, reveal to anyone outside the Company any of the trade secrets or confidential information of the Company, its customers or suppliers, or any information received in confidence from third parties by the Company. Confidential information of the Company is any information or material (a) generated or collected by or used in the operation of the Company that relates to the actual or anticipated business, marketing and sales, strategic planning, products, services, research and development, or production and/or manufacturing processes, of the Company or its customers or suppliers, including its and their organization, personnel, customers and finances; or (b) suggested by or resulting from any task assigned to Employee or work performed by Employee for or on behalf of the Company. Employee will deliver to the Company copies of all confidential information upon the earlier of (a) a request by the Company, or (b) termination of Employee's employment. Upon termination of Employee's employment, Employee will not retain any such materials or copies.

Confidential Information shall not include (i) any information that is in the public domain at time of disclosure or thereafter comes into the public domain (other than by breach of this Agreement by Employee); or (ii) any information which is disclosed to Employee in good faith by a third party unaffiliated with the Company with the legal right to make such disclosure; or (iii) any information which an Officer of the Company authorizes its unrestricted use in writing.

Employee represents warrants and covenants that as to Confidential Information received pursuant to a prior employment or agency relationship, he or she will respect any contractual obligations of confidentiality that he or she may have and understand that it is not in the interests of the Company to mingle such Confidential Information with Company Confidential Information and as such represents, warrants and covenants that no such mingling has or will occur.

Further, Employee represents, warrants and covenants that during my employment he or she did not and will not take, use or permit to be used any notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials of any nature relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs otherwise than for the benefit of the Company. Employee further agrees that he or she has not used or permitted to be used and shall not, after the termination of my employment, use or permit to be used any such notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials, it being agreed that all of the foregoing shall be and remain the sole and exclusive property of the Company and that immediately upon the termination of Employee’s employment he or she shall deliver all of the foregoing, and all copies thereof, to the Company, at its main office.

Employee understands that the Company has received and will receive from third parties information that is confidential or proprietary (“Third-Party Information”) and that is subject to restrictions on the Company regarding its use and disclosure. Employee, both during and after termination of my employment will hold Third-Party Information in the strictest confidence and will not disclose or use Third-Party Information except as permitted by the agreement between the Company and the relevant third party, unless expressly authorized to act otherwise by the Company.

Employee agrees to report known or suspected unauthorized disclosures of confidential or proprietary information of the Company by any other person immediately to an Officer of the Company.

Employee hereby represents and warrants that from the time of my first contact or communication with the Company, Employee has held in strict confidence and in trust for the sole benefit of the Company all Confidential Information and have not disclosed any Confidential Information, directly or indirectly, to anyone outside the Company, or used, copied, published, or summarized any Confidential Information, except to the extent permitted by this Section 1. Except as disclosed on Schedule A to this Agreement, I do not know anything about the Company’s business or Confidential Information, other than information I have learned from the Company in the course of being hired or during my employment by the Company.

Section 2.    Non-Competition; Non-Solicitation. In view of the fact that any activity of the Employee in violation of the terms hereof would adversely affect the Company and its subsidiaries (as defined below), and to preserve the goodwill associated with the Company's business, the Employee hereby agrees to the following restrictions on my activities:

(a)    Non-Competition. The Employee hereby agrees that for one (1) year after the date on which the Employee's employment with the Company and its subsidiaries terminates for any reason (the "Non-Competition Period"), Employee will not, without the express written consent of the Company, directly or indirectly, anywhere in the United States, Europe or Asia, engage in any activity which is, or participate or invest in, or provide or facilitate the provision of financing to, or assist (whether as owner, part-owner, shareholder, member, partner, director, officer, trustee, employee, agent or consultant, or in any other capacity) any business, organization or person other than the Company (or any subsidiary of the Company), whose business, activities, products or services are competitive with the products/technologies/services of the Company. The Employee hereby acknowledges that, because of the global-based nature of the Company's business, the geographic scope as set forth above is reasonable and fair. Notwithstanding anything herein to the contrary, the Employee may make passive investments in any enterprise the shares of which are publicly traded if such investment constitutes less than three percent of the equity of such enterprise.

(b)    Non-Solicitation. The Employee hereby agrees that during the period commencing on the date hereof and ending on the date which is eighteen months after the date on which the Employee's employment with the Company and its subsidiaries terminates for any reason, he will not, without the express written consent of an Officer of the Company, (i) hire or engage or attempt to hire or engage for or on behalf of himself or herself or any such competitor any officer or employee of the Company or any of its subsidiaries, or any former employee of the Company and any of its subsidiaries who was employed during the one year period immediately preceding the date on which the Employee's employment or service relationship with the Company or any of its subsidiaries was terminated for any reason, (ii) encourage for or on behalf of himself or any such competitor any such officer or employee to terminate my relationship or employment with the Company or any of its subsidiaries, (iii) solicit for or on behalf of himself or any such competitor any current or prospective client or supplier of the Company or any of its subsidiaries with whom Employee had contact during employment by the Company or (iv) divert to any person (as hereinafter defined) any current or prospective client with whom Employee had contact during employment by the Company or business opportunity of the Company or any of any of its subsidiaries.

Neither the Employee nor any business entity controlled by the Employee is a party to any contract, commitment, arrangement or agreement which could, following the date hereof, restrain or restrict the Company or any subsidiary of the Company from carrying on its business or restrain or restrict the Employee from performing my employment obligations, and as of the date of this Agreement the Employee has no business interests whatsoever in or relating to the industries in which the Company and its subsidiaries currently engage other than Employee's interest in the Company and other than interests in public companies of less than three percent.

For purposes of this Agreement, (x) any reference to the "subsidiaries" of the Company shall be deemed to include all entities directly or indirectly controlled by it through an ownership of more than fifty percent (50%) of the voting interests, (y) the term "person" shall mean an individual, a corporation, an association, a partnership, a limited liability company, an estate, a trust, and any other entity or organization and (z) the term “Officer” shall only include individuals with the following job titles: a Vice President or Chief Executive Officer of IPG Photonics Corporation, and shall exclude the Employee if Employee is or becomes an Officer.

Section 3.    Scope of Agreement. The parties acknowledge that the time, scope, geographic area and other provisions of this Agreement have been specifically negotiated by sophisticated parties and agree that (a) all such provisions are reasonable and fair to the parties hereto under the circumstances of the transactions contemplated hereby, and (b) are given as an integral and essential part of the transactions contemplated hereby. The Employee has had the opportunity to independently consult with legal counsel of Employee’s choice concerning the reasonableness and fairness of the covenants contained herein, with specific regard to the business to be conducted by Company and its subsidiaries, and Employee agrees that the Agreement is intended to be, and shall be, fully enforceable and effective in accordance with its terms.

Section 4.    Assignment of Inventions; Work for Hire. Employee hereby confirms, acknowledges and agrees that all inventions, modifications, discoveries, designs, writings, compilations, software, formulas, developments, improvements, processes, know-how, technology, ideas or intellectual property rights whatsoever (collectively, "Developments") that Employee (either alone or with others) has conceived, made or reduced to practice at any time or times while employed by the Company or any of its subsidiaries, are the sole and absolute property of the Company, its successors and assigns and Employee hereby assigns such Developments to the Company. Employee acknowledges that all Developments were made as a "work for hire" and all proprietary rights which the Employee may have acquired in such Developments were assigned to the Company. To the degree any Developments are not considered to be “works for hire” under the law, Employee hereby assigns such Developments to the Company. Employee hereby confirms, acknowledges and agrees that Employee has received mutually-agreed upon compensation from the Company in consideration for the Company’s ownership rights to the Developments set forth in this Section 4 and that such consideration is fair and reasonable and that no further consideration shall be owed to Employee.

Employee will make and maintain adequate and current records of and communicate to the Company (or any persons designated by it) promptly and fully each Development without publishing the same. Further, Employee will, both during and after the period of my employment by the Company, execute all appropriate documents and give the Company all assistance it reasonably requires to perfect, protect and use its rights to the Developments. In the event the Company is unable, after reasonable effort, to secure Employee’s signature on any letter patent, copyright or other analogous protection relating to a Development, Employee hereby irrevocably appoints the Company and its duly authorized officers and agents as Employee's agent and attorney-in-fact, to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution, issuance, sale, transfer, license and assignment of letters patent, copyright or other protection with the same legal force and effect as if signed by Employee.

Employee has attached hereto, as Schedule A, a list describing all Inventions which were made by Employee prior to my employment by the Company (“Prior Inventions”), which belong to Employee and which relate in any way to the Company’s business, products, services, research or development, and which are not assigned to the Company. If no such list is attached or if the list is not completed, Employee represents that there are no such Prior Inventions. If in the course of employment by the Company, Employee incorporates into a Company product or process a Prior Invention, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product or process.

Section 5.    Use of Voice, Image and Likeness; Publication of Statements. Employee gives the Company permission to use Employee's voice, image or likeness, with or without using Employee's name, for the purposes of advertising and promoting the Company, except to the extent expressly prohibited by law. To ensure that the Company delivers a consistent message about its products, services and operations to the public, and further in recognition that even positive statements may have a detrimental effect on the Company in certain securities transactions and other contexts, Employee agrees that any statement about the Company which he or she creates, publishes or posts during Employee's period of employment and for months thereafter, on any media accessible by the public, including but not limited to electronic bulletin boards and Web-based chat rooms, shall first be reviewed and approved by an officer of the Company before it is released in the public domain.

Section 6.    Termination; At-Will Employment. Employee hereby acknowledges and agrees that all personal property, including, without limitation, all source code listings, notebooks, books, manuals, records, models, drawings, reports, notes, contracts, lists blueprints, and other documents or materials or copies thereof, all equipment furnished to or prepared by Employee in the course of or incident to my employment, and all Confidential Information belong to the Company and will be promptly returned to the Company upon termination of my employment with the Company. Following any termination of employment, Employee will not retain any written or tangible material containing any Confidential Information or information pertaining to any Development. Employee understands that Employee’s obligations contained herein will survive the termination of Employee’s employment and that Employee will continue to make all disclosures required of Employee under Section 4. In the event of the termination of employment, Employee agrees, if requested by the Company, to sign and deliver the Termination Certificate attached as Schedule B. Employee further agrees that after the termination of Employee’s employment with the Company, Employee will not enter into any agreement that conflicts with Employee’s obligations under this Agreement and Employee will inform any subsequent employers of my obligations under this Agreement. EMPLOYEE RECOGNIZES THAT NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED TO IMPLY THAT THE TERM OF MY EMPLOYMENT IS OF ANY DEFINITE DURATION. This Agreement should not be construed as a contract for continued employment. Unless otherwise agreed to in a writing signed by an Officer of the Company, Employee’s employment with the Company is at-will, and Employee or the Company can terminate Employee’s employment at any time, with or without cause or notice.

Section 7.    No Conflicting Agreements. Employee agrees not to disclose to the Company or its subsidiaries, or use in Employee’s work for the Company, any confidential information and/or trade secrets belonging to others, including without limitation, Employee’s prior employers, or any prior inventions made by Employee and which the Company or its subsidiaries is not otherwise legally entitled to learn of or use. Employee represents and warrants that (a) Employee returned all properly and confidential information belonging to all prior employers, if any and (b) performance of the terms of this Agreement will not breach any of Employee’s agreements to keep in confidence proprietary information acquired by Employee in confidence or in trust prior to employment by the Company. Employee certifies that Employee is not subject to any oral or written covenants and/or obligations that would prevent Employee from fully performing Employee’s duties for the Company or conflict with this Agreement. Employee also agrees that the Company may contact any employer or prospective employer of Employee to inform them of my obligations under this Agreement and that, for a period of five years after termination of employment with the Company for any reason, Employee shall affirmatively provide this Agreement to all subsequent employers.

Section 8.    Certain Remedies; Severability. It is specifically understood and agreed that any breach of the provisions of this agreement by the Employee will result in irreparable injury to the Company and its subsidiaries, that the remedy at law alone will be an inadequate remedy for such breach and that, in addition to any other remedy it may have, the Company its subsidiaries shall be entitled to enforce the specific performance of this agreement by the Employee through both temporary and permanent injunctive relief without the necessity of proving actual damages, but without limitation of their right to damages and any and all other remedies available to them, it being understood that injunctive relief is in addition to, and not in lieu of, such other remedies.

In the event that any covenant contained in this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action. The existence of any claim or cause of action which the Employee may have against the Company or any of its subsidiaries shall not constitute a defense or bar to the enforcement of any of the provisions of this Agreement. Employee agrees that Employee will not assert, and it should not be considered, that any provision contained in this Agreement prevents him or her from earning a living or is otherwise void, voidable, or unenforceable or should be voided or held to be unenforceable.

Section 9.    Jurisdiction. The parties hereby consent to the jurisdiction of the Superior Court of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts. Accordingly, with respect to any such court action, Employee (a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement or objection (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction, service of process or venue. In the event that the courts of any state shall hold such covenants unenforceable (in whole or in part) by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination shall not bar or in any way affect the right of the Company to the relief provided for herein in the courts of any other state within the geographic scope of such covenants, as to breaches of such covenants in such other respective states, the above covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants.
Section 10.    Notices. Any notice or demand which is required or provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, telecopy, telex or other method of facsimile, or five days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two days after being sent by overnight delivery providing receipt of delivery, to the following addresses: if to the Company, 50 Old Webster Road, Oxford, MA 01540, Facsimile: 508-373-1134, Attn: General Counsel, or at any other address designated by the Company to the Employee in writing; and if to the Employee, to the home address of Employee as designated in the current personnel files maintained by the Company, or at any other address designated by the Employee to the Company in writing.

Section 11.    Miscellaneous. This Agreement shall be governed by and construed under the laws of The Commonwealth of Massachusetts (without regard to its conflict of laws principles) and shall not be modified or discharged in whole or in part except by an agreement in writing signed by the Company and the Employee. The failure of any of the parties to require the performance of a term or obligation or to exercise any right under this Agreement or the waiver of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or exercise of such right or the enforcement at any time of any other right hereunder or be deemed a waiver of any subsequent breach of the provision so breached, or of any other breach hereunder. Employee's obligations under this Agreement shall survive the termination of Employee's employment regardless of the manner of such termination and shall be binding upon Employee's heirs, executors, administrators and legal representatives. The Company shall have the right to assign this Agreement without the Employee’s prior notice or approval to its affiliates, successors and assigns but this Agreement may not be assigned by the Employee. This Agreement supersedes all prior understandings and agreements between the parties relating to the subject matter hereof.

I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY NOTED ON SCHEDULE A TO THIS AGREEMENT ANY CONFIDENTIAL INFORMATION, IDEAS, PROCESSES, INVENTIONS, TECHNOLOGY, WRITINGS, PROGRAMS, DESIGNS, FORMULAS, DISCOVERIES, PATENTS, COPYRIGHTS, OR TRADEMARKS, OR IMPROVEMENTS, RIGHTS, OR CLAIMS RELATING TO THE FOREGOING, THAT I DESIRE TO EXCLUDE FROM THIS AGREEMENT.

Date: __________ _______        ___________________________
Employee Name

__________________________
Employee Signature

IPG Photonics Corporation
50 Old Webster Road
Oxford, MA 01540

SCHEDULE A

EMPLOYEE’S DISCLOSURE

CONFIDENTIALITY, NON-COMPETITION
AND CONFIRMATORY ASSIGNMENT AGREEMENT

1.
Confidential Information. Except as set forth below, I acknowledge that at this time I know nothing about the business or Confidential Information of the Company, other than information I have learned from the Company in the course of being hired: ____________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

2.
Prior Inventions. Except as set forth below, there are no ideas, processes, inventions, technology, writings, programs, designs, formulas, discoveries, patents, copyrights, or trademarks, or any claims, rights, or improvements to the foregoing, that I wish to exclude from the operation of this Agreement:

_________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

Date: _____________________    _________________________________________
Employee Name

_________________________________________
Employee Signature

IPG Photonics Corporation
50 Old Webster Road
Oxford, MA 01540

SCHEDULE B

TERMINATION CERTIFICATE CONCERNING
IPG PHOTONICS CORPORATION
CONFIDENTIAL INFORMATION AND DEVELOPMENTS

This is to certify that I have returned all personal property of IPG Photonics Corporation, including its subsidiaries (the “Company”), including, without limitation, all source code listings, books, manuals, records, models, drawings, reports, notes, contracts, lists, blueprints, and other documents and materials, Confidential Information, and equipment furnished to or prepared by me in the course of or incident to my employment with the Company, and that I did not make or distribute any copies of the foregoing.

I further certify that I have reviewed the Confidentiality, Non-Competition and Confirmatory Assignment Agreement signed by me (the “Agreement”) and that I have complied with and will continue to comply with all of its terms, including, without limitation, (i) the reporting of any idea, process, invention, technology, writing, program, design, formula, discovery, patent, copyright, or trademark, or any improvement, rights, or claims related to the foregoing, conceived or developed by me and covered by the Agreement and (ii) the preservation as confidential of all Confidential Information pertaining to the Company. This certificate in no way limits my responsibilities or the Company’s rights under the Agreement.

On termination of my employment with the Company, I will be employed by _______________________ in the ___________________________division and I will be working in connection with the following projects:

Generally Describe the Projects:

____________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

Date: __________ _______        ___________________________
Employee Name

__________________________
Employee Signature